UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Service Corporation International

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Service Corporation International

Proxy Statement and 2011 Annual Meeting Notice

2011 Annual Meeting

Date: Wednesday, May 11, 2011
Time: 9:00 a.m. Houston time
Place: York Distributors Association Auditorium
American Funeral Service Training Center
415 Barren Springs Drive
Houston, Texas 77090

Service Corporation International
1929 Allen Parkway, P.O. Box 130548

Houston, Texas 77219-0548	April 1, 2011

Dear Shareholder,

As the owner of shares of Service Corporation International, please accept my invitation to attend the Company’s Annual Meeting of Shareholders. It is scheduled for Wednesday, May 11, 2011, at 9:00 a.m. Houston time in the York Distributors Association Auditorium of the American Funeral Service Training Center, 415 Barren Springs Drive, Houston, Texas. During the meeting, we will report on how our Company performed for its shareholders during 2010 and share with you our plans for the future. You will have an opportunity to ask questions, express your views, and meet members of SCI’s executive team and Board of Directors.

On behalf of the Board of Directors and our employees, I would like to express our appreciation for your continuing support. I look forward to greeting in person all shareholders who are able to join us at our Annual Meeting.

Sincerely,

R. L. Waltrip
Chairman of the Board

Service Corporation International
1929 Allen Parkway, P.O. Box 130548
Houston, Texas 77219-0548

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
May 11, 2011

To Our Shareholders:

The Annual Meeting of Shareholders of Service Corporation International (“SCI” or the “Company”) will be held in the York Distributors Association Auditorium, American Funeral Service Training Center, 415 Barren Springs Drive, Houston, Texas at 9:00 a.m. Houston time on May 11, 2011 for the following purposes:

1.	To elect four nominees to the Board of Directors (the “Board”).

2.	To approve the appointment of PricewaterhouseCoopers LLP as SCI’s independent registered public accounting firm for the 2011 fiscal year.

3.	To approve the Amended and Restated Incentive Plan.

4.	To approve the Amended and Restated Director Fee Plan.

5.	Consideration of an advisory vote to approve named executive officer compensation.

6.	Consideration of a vote on the frequency of the advisory vote to approve named executive officer compensation.

The Company will also transact such other business that may properly come before the meeting. Only shareholders of record at the close of business on March 14, 2011 are entitled to notice of and to vote at the Annual Meeting. A majority of the outstanding shares entitled to vote is required for a quorum.

It is important that your shares be represented at the Annual Meeting regardless of the size of your holdings. Whether or not you expect to attend the Annual Meeting in person, we urge you to vote your shares at your earliest convenience in order to ensure a quorum at the meeting. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.

By Order of the Board of Directors,

Gregory T. Sangalis
Senior Vice President, General Counsel and Secretary
Houston, Texas
April 1, 2011

Service Corporation International
1929 Allen Parkway
P.O. Box 130548
Houston, Texas 77219-0548

PROXY STATEMENT

Proxy Voting: Questions & Answers

Q: Who is entitled to vote?

A: Shareholders of record who held common stock of SCI at the close of business on March 14, 2011 are entitled to vote at the 2011 Annual Meeting of Shareholders (the “Annual Meeting”). As of the close of business on that date, there were outstanding 239,743,377 shares of SCI common stock, $1.00 par value (“Common Stock”).

Q: What are shareholders being asked to vote on?

A: Shareholders are being asked to vote on the following items at the Annual Meeting:

1.	Election of four nominees to the Board of Directors.

2.	Approval of PricewaterhouseCoopers LLP as SCI’s independent registered public accounting firm for the 2011 fiscal year.

3.	To approve the Amended and Restated Incentive Plan.

4.	To approve the Amended and Restated Director Fee Plan.

5.	Consideration of an advisory vote to approve named executive officer compensation.

6.	Consideration of a vote on the frequency of the advisory vote to approve named executive officer compensation.

The Company will also transact such other business as may properly come before the meeting. The affirmative vote of a majority of the total shares represented in person or by proxy and entitled to vote at the Annual Meeting is required for approval of each of the proposals.

Q: How do I vote my shares?

A: You can vote your shares using one of the following methods:

•	Vote through the internet at www.proxyvote.com using the instructions on the proxy or voting instruction card.

•	Vote by telephone using the toll-free number shown on the proxy or voting instruction card.

•	Complete, sign and return a written proxy card in the pre-stamped envelope provided.

•	Attend and vote at the meeting.

Internet and telephone voting are available 24 hours a day, and if you use one of those methods, you do not need to return a proxy card. Unless you are planning to vote at the meeting, your vote must be received on or before May 10, 2011.

Even if you submit your vote by one of the first three methods mentioned above, you may still vote at the meeting if you are the record holder of your shares or hold a legal proxy from the record holder. Your vote at the meeting will constitute a revocation of your earlier voting instructions.

Q: What if I want to vote in person at the Annual Meeting?

A: The Notice of Annual Meeting of Shareholders provides details of the date, time and place of the Annual Meeting, if you wish to vote in person.

Q: How does the Board of Directors recommend voting?

A: The Board of Directors recommends voting:

•	FOR each of the four nominees to the Board of Directors. Biographical information for each nominee is outlined in this Proxy Statement under “Election of Directors”.

•	FOR approval of PricewaterhouseCoopers LLP as SCI’s independent registered public accounting firm for the 2011 fiscal year.

•	FOR approval of the Amended and Restated Incentive Plan.

•	FOR approval of the Amended and Restated Director Fee Plan.

•	FOR approval, on an advisory basis, of named executive officer compensation.

•	Regarding the proposal for a vote on the frequency of an advisory vote on named executive officer compensation, the Board believes it should defer to the preference of a majority of the shares voted and, therefore, does not have a recommendation. Instead, the Board intends to adopt the frequency option which receives the most shareholder votes.

Although the Board of Directors does not contemplate that any nominee will be unable or unwilling to serve, if such a situation arises, the proxies that do not withhold authority to vote for directors will be voted for a substitute nominee(s) chosen by the Board.

Q: If I give my proxy, how will my stock be voted on other business brought up at the Annual Meeting?

A: By submitting your proxy, you authorize the persons named on the proxy card to use their discretion in voting on any other matters properly brought before the Annual Meeting. At the date hereof, SCI does not know of any other business to be considered at the Annual Meeting.

Q: Why is it important to vote via the internet or telephone, or send in my proxy card so that it is received on or before May 10, 2011?

A: The Company cannot conduct business at the Annual Meeting unless a quorum is present. A quorum will only be present if a majority of the outstanding shares of SCI common stock as of March 14, 2011 is present at the meeting in person or by proxy. It is for this reason that we urge you to vote via the internet or telephone or send in your completed proxy card(s) as soon as possible, so that your shares can be voted even if you cannot attend the meeting.

Q: Can I revoke my proxy once I have given it?

A: Yes. Your proxy, even though executed and returned, may be revoked any time prior to the time that it is voted at the Annual Meeting by a later-dated proxy or by written notice of revocation filed with the Secretary, Gregory T. Sangalis. Alternatively, you can attend the Annual Meeting, revoke your proxy in person, and vote at the meeting itself.

Q: How will the votes be counted?

A: Each properly executed proxy received in time for the Annual Meeting will be voted as specified therein, or if a shareholder does not specify how the shares represented by his or her proxy are to be voted, they will be voted (i) for the nominees listed therein (or for other nominees as provided above), (ii) for approval of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm, (iii) for approval of the Amended and Restated Incentive Plan, (iv) for approval of the Amended and Restated Director Fee Plan, (v) for approval on an advisory basis of named executive officer compensation, and (vi) to abstain from voting on the proposal on the frequency of the advisory vote to approve named executive officer compensation. Holders of SCI common stock are entitled to one vote per share on each matter considered at the Annual Meeting. In the election of directors, a shareholder has the right to vote the number of his or her shares for as many persons as there are to be elected as directors. Shareholders do not have the right to cumulate votes in the election of directors. Abstentions are counted towards the calculation of a quorum. An abstention has the same effect as a vote against a proposal, or in the case of the election of directors, as shares for which voting power has been withheld.

Q: What if my SCI shares are held through a bank or broker?

A: If your shares are held through a broker or bank, you will receive voting instructions from your bank or broker describing how to vote your stock. If you do not vote your shares, your broker or bank does not have the discretion to vote your shares on the proposals, except that they have the discretion to vote your shares for approval of Pricewaterhouse Coopers LLP as SCI’s independent registered public accounting firm for the 2011 fiscal year. A “broker non-vote” refers to a proxy that votes on one matter, but indicates that the holder does not have the authority to vote on other matters. Broker non-votes will have the following effects at our Annual Meeting: for purposes of determining whether a quorum is present, a broker non-vote is deemed to be present at the meeting; for purposes of the election of directors and other matters to be voted on at the meeting, a broker non-vote will not be counted.

Q: How does a shareholder or interested party communicate with the Board of Directors, committees or individual directors?

A: Any shareholder or interested party may communicate with the Board of Directors, any committee of the Board, the non-management directors as a group or any director, by sending written communications addressed to the Board of Directors of Service Corporation International, a Board committee, the non-management directors or such individual director or directors, c/o Secretary, Service Corporation International, 1929 Allen Parkway, Houston, TX 77019. All communications will be compiled by the Secretary of the Company and submitted to the Board of Directors (or other addressee) at the next regular Board meeting.

Q: What is the Company’s Web address?

A: The SCI home page is www.sci-corp.com. At the website, the following information is available for viewing. The information below is also available in print to any shareholder who requests it.

•	Bylaws of SCI

•	Charters of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee

•	Corporate Governance Guidelines

•	Principles of Conduct and Ethics for the Board of Directors

•	Code of Conduct and Ethics for Officers and Employees

Q: How can I obtain a copy of the Annual Report on Form 10-K?

A: A copy of SCI’s 2010 Annual Report on Form 10-K is furnished with this proxy statement to each shareholder entitled to vote at the Annual Meeting. If you do not receive a copy of the Annual Report on Form 10-K, you may obtain one free of charge by writing to Investor Relations, P.O. Box 130548, Houston, Texas 77219-0548.

This Proxy Statement, the Notice of Annual Meeting of Shareholders and the enclosed proxy card are furnished to shareholders beginning on or about April 1, 2011.

PROPOSAL 1
ELECTION OF DIRECTORS

The Board of Directors consists of eleven members and is divided into three classes, each with a staggered term of three years. At this year’s Annual Meeting, shareholders will be asked to elect four directors to the Board. These directors will be elected for three-year terms expiring in 2014. Set forth below are profiles for each of the four candidates nominated by the Nominating and Corporate Governance Committee of the Board of Directors for election by shareholders at this year’s Annual Meeting. Directors are elected by a majority of votes cast.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE FOLLOWING NOMINEES.

Thomas L. Ryan
Age: 45	Director Since: 2004	Term Expires: 2014

Mr. Ryan was elected Chief Executive Officer of Service Corporation International in February 2005 and has served as President of SCI since July 2002. Mr. Ryan joined the Company in 1996 and served in a variety of financial management roles until November 2000, when he was asked to serve as Chief Executive Officer of European Operations. In July 2002, Mr. Ryan was appointed Chief Operating Officer of SCI, a position he held until February 2005. Before joining SCI, Mr. Ryan was a certified public accountant with Coopers & Lybrand LLP for eight years. He holds a bachelor’s degree in business administration from the University of Texas at Austin. Mr. Ryan serves on the Board of Directors of the American Diabetes Association. Mr. Ryan also serves on the Board of Trustees and the Executive Committee of the United Way of Greater Houston where he chaired the 2009-2010 Community Campaign. Mr. Ryan also serves on the Board of Directors of the Greater Houston Partnership and the Salvation Army Greater Houston Area Advisory Board. He serves on the GHCF Community Foundation Council. Mr. Ryan is a member of the Young Presidents Organization. Mr. Ryan also serves on the University of Texas McCombs Business School Advisory Council. The Board of Directors believes that Mr. Ryan should serve as a Director because of his extensive knowledge and experience related to the death care industry and the Company as well as his executive, accounting and business experience as described above.

SCI Common Shares Beneficially Owned (1): 2,963,284(2) Other Directorships in Last Five Years: None

Malcolm Gillis
Age: 70	Director Since: 2004	Term Expires: 2014

Malcolm Gillis, Ph.D., is a University Professor and former President of Rice University, a position he held from 1993 to June 2004. He is an internationally respected academician and widely published author in the field of economics with major experience in fiscal reform and environmental policy. Dr. Gillis has taught at Harvard and Duke Universities and has held named professorships at Duke and Rice Universities. He has served as a consultant to numerous U.S. agencies and foreign governments. Additionally, he has held memberships in many national and international committees, boards, and advisory councils. He holds Bachelor’s and Master’s degrees from the University of Florida and a Doctorate from the University of Illinois. The Board of Directors believes that Dr. Gillis should serve as a Director because of his academic, economic, financial and business knowledge as well as his executive experience as described above.

SCI Common Shares Beneficially Owned(1): 65,495 Other Directorships in Last Five Years: AECOM Technology Corporation, Electronic Data Systems Corp., Halliburton Co. and Introgen Therapeutics, Inc.

(1) Details are provided in the footnotes to the table of director and officer shareholdings listed under “Voting Securities and Principal Holders”.

(2) Includes 1,991,832 shares which may be acquired by Mr. Thomas L. Ryan upon exercise of stock options exercisable within 60 days of March 14, 2011.

Clifton H. Morris, Jr.
Age: 75	Director Since: 1990	Term Expires: 2014

Mr. Morris is currently the Chairman and Chief Executive Officer of JBC Funding, LLC, a corporate lending and investment firm. From May 1988 to September 2010, Mr. Morris was the Chairman of AmeriCredit Corp. (financing of automotive vehicles), previously having served as Chief Executive Officer and President of that company. Previously, he served as Chief Financial Officer of Cash America International, prior to which he owned his own public accounting firm. He is a certified public accountant with 47 years of certification, a Lifetime Member of the Texas Society of Certified Public Accountants and an Honorary Member of the American Institute of Certified Public Accountants. Mr. Morris was instrumental in the early formulation and initial public offerings of SCI, Cash America International and AmeriCredit Corp. From 1966 to 1971, he served as Vice President of treasury and other financial positions at SCI, returning to serve on the Company’s Board of Directors in 1990. Mr. Morris was named 2001 Business Executive of the Year by the Fort Worth Business Hall of Fame. He is also an avid community volunteer, having served on the Community Foundation of North Texas, Fort Worth Chamber of Commerce and Fort Worth Country Day School. The Board of Directors believes that Mr. Morris should serve as a Director because of his executive, financial, investment and business experience as well as his accounting expertise as described above.

SCI Common Shares Beneficially Owned(1): 158,227 Other Directorships in Last Five Years: AmeriCredit Corp.

W. Blair Waltrip
Age: 56	Director Since: 1986	Term Expires: 2014

Mr. Waltrip held various positions with SCI from 1977 to 2000, including serving as Vice President of Corporate Development, Senior Vice President of Funeral Operations, Executive Vice President of SCI’s real estate division, Chairman and CEO of Service Corporation International (Canada) Limited (a subsidiary taken public on The Toronto Stock Exchange) and Executive Vice President of SCI. Mr. Waltrip’s experience has provided him with knowledge of almost all aspects of the Company and its industry with specific expertise in North American funeral/cemetery operations and real estate management. Since leaving SCI in 2000, Mr. Waltrip has been an independent investor, primarily engaged in overseeing family and trust investments. Mr. Waltrip is the son of SCI’s founder, R. L. Waltrip. The Board of Directors believes that Mr. Waltrip should serve as a Director because of his extensive knowledge and experience related to the death care industry and the Company as well as his executive and business experience as described above.

SCI Common Shares Beneficially Owned(1): 1,598,420 Other Directorships in Last Five Years: Sanders Morris Harris Group, Inc.

(1) Details are provided in the footnotes to the tables of director and officer shareholdings listed under “Voting Securities and Principal Holders”.

The following are profiles of the other continuing directors currently serving on the Board of SCI:

R. L. Waltrip
Age: 80	Director Since: 1962	Term Expires: 2012

Mr. Waltrip is the founder and Chairman of the Board of SCI. He has provided invaluable leadership to the Company for over 40 years. A licensed funeral director, Mr. Waltrip grew up in his family’s funeral business and assumed management of the firm in the 1950s. He began buying additional funeral homes in the 1960s and achieved significant cost efficiencies through the “cluster” strategy of sharing pooled resources among numerous locations. At the end of 2010, the network he began had grown to include more than 1,700 funeral service locations and cemeteries. Mr. Waltrip took SCI public in 1969. Mr. Waltrip holds a bachelor’s degree in business administration from the University of Houston. The Board of Directors believes that Mr. Waltrip should serve as a Director because of his extensive knowledge and experience related to the death care industry and the Company as well as his executive and business experience as described above.

SCI Common Shares Beneficially Owned(1): 3,166,069(2) Other Directorships in Last Five Years: None

Alan R. Buckwalter
Age: 64	Director Since: 2003	Term Expires: 2013

Mr. Buckwalter retired in 2003 as Chairman of J.P. Morgan Chase Bank, South Region after a career of over 30 years in banking that involved management of corporate, commercial, capital markets, international, private banking and retail departments. He served as head of the Banking Division and Leveraged Finance Unit within the Banking and Corporate Finance Group of Chemical Bank and Chairman and CEO of Chase Bank of Texas. Mr. Buckwalter has attended executive management programs at Harvard Business School and the Stanford Executive Program at Stanford University. He is a Board member of the National Association of Corporate Directors (Houston chapter). He is also an avid community volunteer, serving on the Boards of Texas Medical Center and the American Red Cross (Houston chapter). The Board of Directors believes that Mr. Buckwalter should serve as a Director because of his executive, banking, financial and business experience as described above.

SCI Common Shares Beneficially Owned(1): 97,587 Other Directorships in Last Five Years: Plains Exploration and Production Company

(1) Details are provided in the footnotes to the tables of director and officer shareholdings listed under “Voting Securities and Principal Holders”.

(2) Includes 1,294,866 shares which may be acquired by Mr. R.L. Waltrip upon exercise of stock options exercisable within 60 days of March 14, 2011.

Anthony L. Coelho
Age: 68	Director Since: 1991	Term Expires: 2012

Mr. Coelho was a member of the U.S. House of Representatives from 1978 to 1989. After leaving Congress, he joined Wertheim Schroder & Company, an investment banking firm in New York and became President and CEO of Wertheim Schroder Financial Services. From October 1995 to September 1997, he served as Chairman and CEO of an education and training technology company that he established and subsequently sold. He served as general chairman of the presidential campaign of former Vice President Al Gore from April 1999 until June 2000. Since 1997, Mr. Coelho has worked independently as a business and political consultant. Mr. Coelho also served as Chairman of the President’s Committee on Employment of People with Disabilities from 1994 to 2001. He previously served as Chairman of the Board of the Epilepsy Foundation. The Board of Directors believes that Mr. Coelho should serve as a Director because of his political acumen and contacts as well as his executive, financial and business experience as described above.

SCI Common Shares Beneficially Owned(1): 70,930
Other Directorships in Last Five Years: CepTor Corporation, Cyberonics, Inc., Stem Cell Innovation, Inc., Universal Access Global Holdings, Inc. and Warren Resources, Inc.

A.J. Foyt, Jr.
Age: 76	Director Since: 1974	Term Expires: 2012

Mr. Foyt achieved prominence as a racing driver who was the first four-time winner of the Indianapolis 500. His racing career spanned four decades and three continents — North America, Europe and Australia. Since his retirement from racing in 1994, Mr. Foyt has engaged in a variety of commercial and entrepreneurial ventures. He is the President and owner of A. J. Foyt Enterprises, Inc. (assembly, exhibition and competition with high-speed engines and racing vehicles), and has owned and operated car dealerships that bear his name. He has also been involved in a number of commercial real estate investment and development projects, and has served as a director of a Texas bank. The Board of Directors believes that Mr. Foyt should serve as a Director because of his varied executive, investment and business experience as described above.

SCI Common Shares Beneficially Owned(1): 114,668 Other Directorships in Last Five Years: None

(1) Details are provided in the footnotes to the tables of director and officer shareholdings listed under “Voting Securities and Principal Holders”.

Victor L. Lund
Age: 63	Director Since: 2000	Term Expires: 2013

Since December 2006, Mr. Lund has served as Chairman of the Board of DemandTec, Inc., a software company. From May 2002 to December 2004, Mr. Lund served as Chairman of the Board of Mariner Healthcare, Inc. From 1999 to 2002, he served as Vice Chairman of the Board of Albertsons, Inc. prior to which he had a 22-year career with American Stores Company in various positions, including Chairman of the Board and Chief Executive Officer, Chief Financial Officer and Corporate Controller. Prior to that time, Mr. Lund was a practicing audit CPA for five years, held a CPA license and received the highest score on the CPA exam in the State of Utah in the year that he was licensed. He also holds an MBA and a BA in Accounting. The Board of Directors believes that Mr. Lund should serve as a Director because of his accounting expertise as well as his executive, financial and business experience as described above.

SCI Common Shares Beneficially Owned(1): 128,661
Other Directorships in Last Five Years: Borders Group, Del Monte Foods Company, Delta Airlines, Inc., DemandTec, Inc., Mariner Healthcare, Inc., NCR Corporation and Teradata Corporation

John W. Mecom, Jr.
Age: 71	Director Since: 1983	Term Expires: 2013

Mr. Mecom has been involved in the purchase, management and sale of business interests in a variety of industries. He has owned and managed over 500,000 acres of surface and mineral interests throughout the U.S. He has been involved in the purchase, renovation, management and sale of luxury hotels in the U.S., Peru and Mexico. He purchased the New Orleans Saints NFL team in 1967 and sold his interest in 1985. He is currently Chairman of the John W. Mecom Company and principal owner of John Gardiner’s Tennis Ranch. The Board of Directors believes that Mr. Mecom should serve as a Director because of his varied executive, investment and business experience as described above.

SCI Common Shares Beneficially Owned(1): 110,199 Other Directorships in Last Five Years: None

(1) Details are provided in the footnotes to the table of director and officer shareholdings listed under “Voting Securities and Principal Holders”.

Edward E. Williams
Age: 65	Director Since: 1991	Term Expires: 2012

Dr. Williams holds the Henry Gardiner Symonds Chair (an endowed professorship) at the Jesse H. Jones Graduate School of Management at Rice University, where he teaches classes on entrepreneurship, value creation, venture capital investing, business valuations, leveraged buyouts and the acquisition of existing concerns. Dr. Williams has been named by Business Week as the Number Two Entrepreneurship Professor in the United States. Dr. Williams holds a PhD with specialization in Finance, Accounting and Economics. He has taught finance, accounting, economics and entrepreneurship at the graduate level, has written numerous articles in finance, accounting, economics and entrepreneurship journals, has taught courses in financial statement analysis and continues to do academic research in his areas of specialty. He is the author or co-author of over 50 articles and eleven books on business planning, entrepreneurship, investment analysis, accounting and finance. The Board of Directors believes that Dr. Williams should serve as a Director because of his academic, economic, accounting, financial, investment and business knowledge and experience as described above.

SCI Common Shares Beneficially Owned(1): 272,217 Other Directorships in Last Five Years: None

(1) Details are provided in the footnotes to the table of director and officer shareholdings listed under “Voting Securities and Principal Holders”.

Board Composition and Meetings

The Board of SCI is comprised of a majority of independent directors. The Audit, Compensation and Nominating and Corporate Governance Committees of the Board are all comprised entirely of directors who are independent within the meaning of Securities and Exchange Commission (“SEC”) regulations and the listing standards of the New York Stock Exchange. The Board of Directors held four meetings in 2010. Each Board member attended at least 75% of the total number of meetings of the Board and Board committees on which he served. Although the Board does not have a policy on director attendance at annual meetings, all Board members attended the Company’s 2010 Annual Meeting of Shareholders.

Consideration of Director Nominees

The Nominating and Corporate Governance Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and shareholders. The Committee may also retain a third-party executive search firm to identify candidates. A shareholder who wishes to recommend a prospective nominee for the Board should notify the Company’s Secretary in writing with whatever supporting material the shareholder considers appropriate. To be considered, the written recommendation from a shareholder must be received by the Company’s Secretary at least 120 calendar days prior to the anniversary of the date of the Company’s Proxy Statement for the prior year’s Annual Meeting of Shareholders.

Once the Nominating and Corporate Governance Committee has identified a prospective nominee, the Committee will consider the available information concerning the nominee, including the Committee’s own knowledge of the prospective nominee, and may seek additional information or an interview. If the Committee determines that further consideration is warranted, the Committee will then evaluate the prospective nominee against the standards and qualifications set out in the Company’s Corporate Governance Guidelines. Although the Guidelines do not specifically address diversity, the Committee considers diversity of experience, education, skills, background and other factors in the evaluation of prospective nominees. The Guidelines include the following:

•	the prospective nominee’s integrity, character and accountability;

•	the prospective nominee’s ability to provide wise and thoughtful counsel on a broad range of issues;

•	the prospective nominee’s financial literacy and ability to read and understand financial statements and other indices of financial performance;

•	the prospective nominee’s ability to work effectively as part of a team with mature confidence;

•	the prospective nominee’s ability to provide counsel to management in developing creative solutions and in identifying innovative opportunities; and

•	the commitment of the prospective nominee to prepare for and attend meetings and to be accessible to management and other directors.

The Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. After completing this process, the Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Committee.

Director Independence

In August 2003, the Board adopted its Corporate Governance Guidelines. The Guidelines incorporate the director independence standards of the New York Stock Exchange. The portion of the Guidelines addressing director independence is as follows:

“3.1 Board Independence

The majority of the Board of Directors of SCI will be comprised of independent directors, meaning directors who have no material relationship with SCI (either directly or as a partner, shareholder, or officer of an organization that has a material relationship with SCI). In addition, the Audit, Compensation, and Nominating and Corporate Governance Committees of SCI will be comprised entirely of independent directors.

The Nominating and Corporate Governance Committee of SCI will review the independence of SCI’s directors on an ongoing basis to ensure that Board and Board committee composition is consistent with these principles and with the rules of the New York Stock Exchange and/or other applicable rules.”

Pursuant to the Guidelines, the Board undertook a review of director independence in February 2011. For this review, the Board considered the findings and recommendations of the Nominating and Corporate Governance Committee. The Board and the Committee considered transactions and relationships between each director or any member of his immediate family and the Company and its subsidiaries and affiliates, including those reported under “Certain Transactions” below.

As a result of this review, the Board affirmatively determined that all of the directors are independent of the Company and its management under the standards set forth in the Guidelines, with the exception of R. L. Waltrip, Thomas L. Ryan and W. Blair Waltrip. Messrs. R. L. Waltrip and Ryan are considered inside directors because of their employment as senior executives of the Company. Mr. W. Blair Waltrip is considered a non-independent director because he is the son of an executive officer, Mr. R. L. Waltrip.

Leadership Structure

Under the current leadership structure of the Board, the offices of Chairman of the Board and Chief Executive Officer are held by two people — R.L. Waltrip and Thomas L. Ryan, respectively. Prior to 2005, the two offices were held by Mr. R.L. Waltrip. In February 2005, the Board elected Mr. Ryan as Chief Executive Officer in accordance with the Company’s succession plan to transfer day-to-day operational responsibilities. The Company believes this leadership structure remains appropriate because it vests operational leadership in a maturing, dynamic and talented leader who has significant knowledge of the deathcare industry. Further, this structure retains the leadership services and vision of Mr. Waltrip, the founder of the Company and the most recognized icon in the industry, who has provided invaluable leadership to the Company for over 40 years.

Risk Oversight

The Board of Directors has assigned to the Nominating and Corporate Governance Committee the quarterly oversight responsibility for the Company’s enterprise risk management function. Management has the primary responsibility to identify risks and risk mitigation strategies and provides periodic reports to the Nominating and Corporate Governance Committee. The Audit Committee is responsible for oversight of major financial risks relating to the Company’s accounting matters and financial reporting compliance. The Compensation Committee has oversight of the risk assessment of the Company’s compensation programs. The Investment Committee has oversight of risks relating to the investment of trust funds. The Nominating and Corporate Governance Committee compiles risk assessments of the other committees and of management and periodically provides enterprise risk management reports to the Board.

Board Committees

Name of Committee
and Members	Functions of the Committee

Audit Committee Victor L. Lund (Chair) Alan R. Buckwalter, III Malcolm Gillis Clifton H. Morris, Jr. Edward E. Williams Meetings In 2010 Seven	•	Assists the Board of Directors in fulfilling its oversight responsibilities to ensure the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications, independence and performance of the independent registered public accounting firm and the performance and effectiveness of the Company’s internal audit function.

	•	Reviews the annual audited financial statements with SCI management and the independent registered public accounting firm, including items noted under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and any major issues regarding accounting principles and practices. This includes a review of analysis by management and discussion with the independent registered public accounting firm of any significant financial reporting issues and judgments made by management in the preparation of the financial statements, including the effect of alternative GAAP methods.

	•	Reviews SCI’s quarterly financial statements with management and the independent registered public accounting firm prior to the release of quarterly earnings and the filing of quarterly reports with the SEC, including the results of the independent registered public accounting firm’s reviews of the quarterly financial statements.

	•	Reviews with management and the independent registered public accounting firm the effect of any major changes to SCI’s accounting principles and practices, as well as the impact of any regulatory and accounting initiatives on SCI’s financial statements.

	•	Reviews the qualifications, independence and performance of the independent registered public accounting firm annually and recommends the appointment or re-appointment of the independent registered public accounting firm. The Audit Committee is directly responsible for the engagement, compensation and replacement, if appropriate, of the independent registered public accounting firm.

	•	Meets at least quarterly with the independent registered public accounting firm without SCI management present. Reviews with the independent registered public accounting firm any audit problems or difficulties and management’s responses to address these issues.

	•	Meets with SCI management at least quarterly to review any matters the Audit Committee believes should be discussed.

	•	Meets with SCI management to discuss policies with respect to risk assessment and risk management and to review SCI’s major financial risks and steps management has taken to monitor and control such exposures.

	•	Reviews with the Company’s legal counsel any legal matters that could have a significant impact on the Company’s financial statements.

Board Committees (cont’d)

Name of Committee
and Members	Functions of the Committee

Audit Committee (Cont’d)	•	Reviews and discusses summary reports from SCI’s Careline, a toll-free number available to Company employees to make anonymous reports of any complaints or issues regarding infringements of ethical or professional practice by any SCI employee regarding financial matters; discusses with SCI management actions taken in response to any significant issues arising from these summaries.

	•	In accordance with Section 404 of the Sarbanes-Oxley Act of 2002, the Audit Committee also reviews reports relative to the effectiveness of SCI’s internal control over financial reporting, including obtaining and reviewing a report by the independent registered public accounting firm regarding the effectiveness of SCI’s internal control over financial reporting. The Audit Committee reviews any material issues raised by the most recent assessment of the effectiveness of SCI’s internal control over financial reporting and any steps taken to deal with such issues.

Board Committees (cont’d)

Name of Committee
and Members	Functions of the Committee

Nominating and Corporate Governance Committee Anthony L. Coelho (Chair) Alan R. Buckwalter, III Victor L. Lund John W. Mecom, Jr. Clifton H. Morris, Jr. Edward E. Williams Meetings In 2010 Four	•	Oversees the composition of the Board of Directors of SCI and the Board committees, including the process for identifying and recruiting new candidates for the Board, developing a re-nomination review process for current Board members and considering nominees recommended by shareholders in accordance with the bylaws.

	•	Makes recommendations to the Board with respect to the nomination of candidates for Board membership and committee assignments, including the chairmanships of the Board committees.

	•	Provides leadership to the Board in the development of corporate governance principles and practices, including the development of Corporate Governance Guidelines and a Code of Business Conduct and Ethics.

	•	Oversees the Company’s enterprise risk management function.

	•	In conjunction with the full Board, oversees CEO succession planning and reviews succession plans for other SCI executives, including the development of both short-term (emergency) and long-term CEO succession plans, and leadership development planning. Monitors progress against these plans and reports to the full Board on this issue at least annually.

	•	Develops and leads the annual Board evaluation of the performance of the CEO and presents the results of this evaluation to the full Board for discussion and approval.

	•	With outside assistance, when needed, makes recommendations to the full Board with respect to compensation for Board members.

	•	Oversees the development of orientation programs for new Board members in conjunction with SCI’s Chairman.

	•	Oversees continuing education sessions for SCI directors. This includes monitoring various director education courses offered by universities and other institutions, making recommendations to the Board as to which of these might be most useful to attend, and developing other education initiatives that may be practical and useful to Board members, including development of a program for Board member visits to SCI sites and facilities.

	•	Oversees and implements the annual process for assessment of the performance of SCI’s Board and of the Nominating and Corporate Governance Committee, and coordinates the annual performance assessment of the Board committees.

	•	Oversees and implements the individual peer review process for assessment of the performance of individual members of the Board.

	•	The Committee Chair presides at executive sessions of non-management directors held during every SCI Board meeting.

Board Committees (cont’d)

Name of Committee
and Members	Functions of the Committee

Investment Committee Edward E. Williams (Chair) Anthony L. Coelho Malcolm Gillis John W. Mecom, Jr. W. Blair Waltrip Meetings In 2010 Four	•	Assists the Board of Directors in fulfilling its responsibility in the oversight management of internal and external assets. Internal assets are short-term investments for the Company’s own account. External assets are funds received by the Company and placed into Trust in accordance with applicable state laws related to prearranged sale of funerals, cemetery merchandise and services and perpetual care funds (“Trusts”) which are deposited with financial institutions (the “Trustees”).

	•	Works in conjunction with the Investment Operating Committee of SCI, a committee comprised of senior SCI officers and other managers, which supports the Investment Committee by providing day-to-day oversight of the internal and external assets. The Investment Committee’s policies are implemented through the Investment Operating Committee of SCI.

	•	Provides guidance to the Trustees regarding the management of the SCI U.S. Trust funds.

	•	Determines that the Trusts’ assets are prudently and effectively managed in accordance with the investment policy.

	•	Reviews, approves and recommends an investment policy for the Trust funds including (1) asset allocation, (2) individual consideration of each Trust type, (3) acceptable risk levels,(4) total return or income objectives and (5) investment guidelines relating to eligible investments, diversification and concentration restrictions, and performance objectives for specific managers or other investments.

	•	Evaluates performance of the Trustees and approves changes if needed.

	•	Monitors adherence to investment policy and evaluates performance based on achieving stated objectives.

	•	Oversight responsibility for the Company’s cash investments on a short term basis.

	•	Oversight responsibility for the Company’s prearranged funeral insurance.

	•	Oversight responsibility for the Company’s retirement plans.

	•	By law, the Trustees are ultimately responsible for all investment decisions. However, the Investment Committee in conjunction with the Investment Operating Committee and a consultant, recommends investment policies and guidelines and investment manager changes to the Trustees.

Board Committees (cont’d)

Name of Committee
and Members	Functions of the Committee

Compensation Committee Alan R. Buckwalter, III (Chair) Anthony L. Coelho Malcolm Gillis Victor L. Lund John W. Mecom, Jr.	•	Oversees the compensation program for SCI’s executive officers with a view to ensuring that such program attracts, motivates and retains executive personnel and relates directly to objectives of the Company and shareholders as well as the operating performance of the Company.

	•	Sets compensation for the Chairman and the CEO of SCI, and reviews and approves compensation for all other SCI executive officers, including base salaries, short and long-term incentive compensation plans and awards and certain benefits.

Meetings In 2010 Six	•	Determines appropriate individual and Company performance measures, including goals and objectives, to be used in reviewing performance for the purposes of setting compensation for the Chairman, CEO and other executive officers as well as appropriate peer group companies to review for comparative purposes with respect to compensation decisions.

	•	Approves any executive employment contracts for SCI’s officers, including the Chairman and the CEO.

	•	Retains, as appropriate, compensation consultants to assist the Committee in fulfilling its responsibilities. The consultants report directly to the Committee, which has sole authority to approve the terms of their engagement, including their fees.

	•	Determines SCI stock ownership guidelines for officers, adjusts such guidelines if necessary and reviews at least annually officer compliance with such guidelines.

	•	Assesses the risk of the Company’s compensation programs.

Executive Committee Robert L. Waltrip (Chair) Alan R. Buckwalter, III Anthony L. Coelho Victor L. Lund Thomas L. Ryan Meetings In 2010 None	•	Has authority to exercise many of the powers of the full Board between Board meetings.

	•	Is available to meet in circumstances where it is impractical to call a meeting of the full Board and there is urgency for Board discussion and decision-making on a specific issue.

Director Compensation

The following table sets forth director compensation for 2010. The table and following discussion apply to directors who are not employees (outside directors). Employees who are directors do not receive director fees or participate in director compensation.

2010 Director Compensation Table

			Change in Pension
			Value and
			Nonqualified
	Fees Earned		Deferred
	or Paid	Stock	Compensation	All Other
Name	in Cash	Awards(1)	Earnings(2)	Compensation(3)	Total
Alan R. Buckwalter, III	$95,000	$88,950	NA	$39,843	$223,793
Anthony L. Coelho	87,000	88,950	$13,168	27,410	216,528
A.J. Foyt	40,000	88,950	8,195	18,824	155,969
Malcolm Gillis	86,000	88,950	NA	19,589	194,539
Victor L. Lund	95,500	88,950	NA	55,313	239,763
John W. Mecom, Jr.	79,000	88,950	25,973	11,718	205,641
Clifton H. Morris, Jr.	71,000	88,950	12,121	17,718	189,789
W. Blair Waltrip	52,000	88,950	NA	16,006	156,956
Edward E. Williams	91,000	88,950	13,155	0	193,105

(1)	Amounts in the Stock Awards column represent the fair market value of each award on the date of grant. Specifically, the value was calculated by multiplying (i) the average of the high and low market prices of a share of common stock of SCI on the date of the grant of the stock award, by (ii) 10,000 shares, which was the number of SCI shares per award.

(2)	Amounts in this column include increases in the actuarial present values of benefits as discussed under “Directors’ Retirement Plan” below.

(3)	Amounts in this column are discussed under “Use of Company Aircraft” below. With respect to Mr. W. Blair Waltrip, the amount in this column includes a $3,622 premium paid by the Company for split dollar insurance, plus a tax gross up of $2,078, to which Mr. Waltrip was contractually entitled in connection with his service as a former executive officer of the Company. This split dollar arrangement was terminated in 2010 and will not be renewed.

Stock Award: Annual Retainer

Under the Amended and Restated Director Fee Plan, all outside directors receive an annual retainer of 10,000 shares of Common Stock of SCI or, at each director’s option, deferred Common Stock equivalents. The award is made once a year on the date of the Annual Meeting of Shareholders and is 100% vested on the date of grant. Accordingly, each outside director received 10,000 shares of Common Stock or deferred Common Stock equivalents on May 12, 2010. The fair market value of the award is set forth in the column “Stock Awards” in the table above. For dividends pertaining to a director’s deferred Common Stock equivalents, the dividends are reinvested in additional deferred Common Stock equivalents based on the fair market value of Common Stock on the dividend record date.

Meeting Fees

In addition to the annual retainer, all outside directors receive $10,000 for each Board meeting attended and receive a further attendance fee for each Committee meeting attended as follows: Audit Committee Chair $6,000, each other committee chair $5,000, Audit Committee members $4,000, and each other committee member $3,000. If the Company initiates a telephone Board or Committee meeting, a participating director is entitled to an attendance fee in an amount equal to 25% of the regular fee described in the preceding sentence. The total meeting fees for each director are set forth in column “Fees Earned or Paid in Cash” in the table above.

Directors may elect to defer all or any of their meeting fees by participating in the Executive Deferred Compensation Plan which is described hereinafter under “Certain Information with Respect to Officers and Directors — Executive Deferred Compensation Plan.” There are no Company contributions made for a director’s account in the plan. The director may have deferred fees invested in the funds available under the plan. Any earnings or losses on such deferred fees are not reported in the table above.

Directors’ Retirement Plan

Effective January 1, 2001, the Non-Employee Directors’ Retirement Plan was amended such that only years of service prior to 2001 are considered for vesting purposes. Non-employee directors who served on the Board prior to that time and were participants in the plan are entitled to receive annual retirement benefits of $42,500 per year for ten years, subject to a vesting schedule, based on their years of Board service. Retirement benefits vested in 25% increments at the end of five, eight, eleven and fifteen years of credited service, except that the benefits vest completely in the event of death while the participant is still a member of the Board or in the event of a change of control of SCI (as defined in the plan). The increases in the actuarial present values of benefits under the plan are reflected in the column “Change in Pension Value and Nonqualified Deferred Compensation Earnings” in the table above.

Use of Company Aircraft

Each outside director is allowed to use aircraft leased or financed by the Company under cancelable leases or financial arrangements for a maximum of 30 flight hours per year for personal reasons. The director must reimburse the Company for any such usage at an hourly rate pursuant to a time-sharing agreement governed by Federal Aviation Administration (“FAA”) Regulations. The Company also values such usage on the basis of the incremental cost to the Company of such use. The cost includes the average cost of fuel used, direct costs incurred such as flight planning services and food, and an hourly charge for maintenance of engine and airframe. For 2010, the incremental cost of personal use of Company aircraft, less the amounts reimbursed from the directors to the Company, is reflected in the column “All Other Compensation” in the table above.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This Compensation Discussion and Analysis has been prepared by our management and reviewed by the Compensation Committee of our Board of Directors. This discussion provides information and context regarding the compensation paid to our Chief Executive Officer, Chief Financial Officer, and the other three most highly-compensation executive officers in 2010, all of whom are collectively referred to as the “Named Executive Officers”. Our Named Executive Officers for 2010 were:

•	R. L. Waltrip — Chairman of the Board

•	Thomas L. Ryan — President and Chief Executive Officer

•	Michael R. Webb — Executive Vice President and Chief Operating Officer

•	Eric D. Tanzberger — Senior Vice President Chief Financial Officer and Treasurer

•	Sumner J. Waring, III — Senior Vice President Operations

The Company’s executive compensation policies are designed to provide aggregate compensation opportunities for our executives that are competitive in the business marketplace and that are based upon Company and individual performance. Our foremost objectives are to:

•	align executive pay and benefits with the performance of the Company and shareholder returns while fostering a culture of high ethical standards and integrity; and

•	attract, motivate, reward and retain the broad-based management talent required to achieve our corporate directives.

Executive Summary

2010 Company Performance

The Company delivered strong financial results in 2010, including the following:

•	Returned $156 million to shareholders through a combination of dividends and share repurchases.

•	Revenues increased by 6.7% to $2,191 million.

•	Net income increased by 3.3% to $127 million.

•	Diluted earnings per share from continuing operations excluding special items increased by 15.7% to $.59.

•	Acquired Keystone North America, the fifth largest deathcare company in North America.

•	Increased our preneed funeral sales by 10%.

•	In recognition of our financial strength, we increased our dividend 25% in 2011.

Key Features of Our Compensation Programs

Over the course of the past several years, acting in the interests of the stockholders, the Compensation Committee in conjunction with the Company’s management has adjusted the Company’s compensation programs toward performance based compensation. In addition, we have collectively modified or eliminated certain components of our programs to better align them with stockholders’ interests. The following are highlights of our compensation programs, including our emphasis on pay commensurate with performance and actions taken to align aspects of our programs with evolving standards.

Compensation Highlights

•	A significant portion of the compensation of our Named Executive Officers is directly linked to the Company’s performance, as demonstrated in the historical payouts related to our annual and long-term incentive plans; specifically:

•	Annual Performance-Based Incentives Paid in Cash. No annual incentive was paid to Named Executive Officers for 2008 because the Company did not meet applicable performance measures.

•	Performance Units. A major component of our long-term incentives, performance units paid out $-0- for each of the three year periods ending in 2008, 2009 and 2010 because the Company failed to meet the relative and absolute shareholder return requirements of the performance unit plan.

•	Annual Base Salaries. Based upon management’s recommendation, salary adjustments for Named Executive Officers were suspended for 2009 in light of the then-current financial crisis in the economy.

•	Stock Retention Requirements. In 2011, we established a policy which requires that an officer retain all SCI stock acquired from grants of restricted stock and stock options (net of acquisition and tax costs and expenses) until that officer has met the stock ownership guidelines.

•	Long-Term Disability. Commencing in 2011, we are eliminating this Company-paid benefit for officers.

•	Elimination of Tax Gross Ups. In 2010, we eliminated the provisions in our executive employment agreements that provide for tax gross ups in the event of a change of control of the Company.

•	Split Dollar Life Insurance. All remaining compensation components of the Company’s legacy Split Dollar Life Insurance program were terminated in 2010.

•	Club Memberships. Commencing in 2010, we eliminated reimbursement of monthly dues for club memberships.

•	Claw-Backs. Commencing in 2008, the Company added claw-back provisions that are triggered in certain circumstances if fraud is involved. If triggered, the provisions would seek to claw-back annual performance-based incentives paid in cash, stock options, restricted stock and performance units.

The above are discussed in more detail in this Compensation Discussion and Analysis and are reflected in the compensation tables.

Role of the Compensation Committee

The Compensation Committee reviews the executive compensation program of the Company to ensure that it is adequate to attract, motivate and retain well-qualified executive officers who will maximize shareholder returns and that it is directly and materially related to the short-term and long-term objectives of the Company and its shareholders as well as the operating performance of the Company. To carry out its role, among other things, the Compensation Committee:

•	reviews appropriate criteria for establishing annual performance targets for executive compensation which are complementary to the Company’s long-term strategies for growth;

•	determines appropriate levels of executive compensation by annually conducting a thorough competitive evaluation, reviewing proprietary and proxy information, and consulting with and receiving advice from an independent executive compensation consulting firm;

•	ensures that the Company’s executive stock plan, long-term incentive plan, annual incentive compensation plan and other executive compensation plans are administered in accordance with compensation objectives; and

•	approves all new equity-based compensation programs.

Compensation Philosophy and Process

The Company’s compensation philosophy as implemented through the Compensation Committee is to align executive compensation with the performance of the Company and the individual by using several compensation components for our executives. The components of our compensation program for our executives consist of:

•	annual base salaries;

•	annual performance-based incentives paid in cash;

•	long-term performance-based incentives delivered in stock options, restricted stock and performance units; and

•	retirement plans providing for financial security.

In summary, our direct compensation provides a balanced approach to compensation and consists of the primary components illustrated below. The chart is a general representation and is not to scale for any particular executive:

Long-Term Incentive Compensation	Restricted Stock	• Objective: Supports retention and encourages stock ownership

	Performance Units	• Objective: Rewards for effective management of Company business over a multi-year period

	Stock Options	• Objective: Rewards for the Company’s stock price appreciation

Annual Cash Compensation	Annual Performance- Based Incentives	• Objective: Rewards achievement of shorter term financial and operational objectives that we believe are primary drivers of our common stock price over time

	Base Salary	• Objective: Serves to attract and retain executive talent and may vary with individual or due to marketplace competition or economic conditions

Retirement	Executive Deferred Compensation Plan	• Objective: Provide financial security for retirement

Our overall compensation philosophy is to target our direct compensation for executives within the range of the market median of the Reference Group as discussed below, with opportunities to exceed the targeted compensation levels through annual performance-based incentives paid in cash and through long-term performance-based incentives. We believe these targeted levels are appropriate in order to motivate, reward, and retain our executives, each of whom have leadership talents and expertise that make them attractive to other companies.

Because we target the range for each component, each of the components of compensation is not affected by any decision respecting other components. However, the Compensation Committee does review overall compensation for reasonableness and comparability to the prior year’s compensation.

Compensation decisions are made by our Compensation Committee, based in part on input from independent consultants. In March 2010, the Compensation Committee completed a process to review proposals from several independent compensation consultants, following which it retained consultants from Hewitt Associates LLC (“Hewitt”) as independent advisors on executive compensation. This consultant engagement transitioned to Meridian Compensation Partners, LLC (“Meridian”) in October 2010 upon Meridian’s separation from Hewitt. Prior thereto, Towers Watson had served as our independent consultant. Meridian is retained by and reports directly to the Compensation Committee, which has the authority to approve Meridian’s fees and other terms of engagement. In addition, Clark Consulting is retained by and reports directly to the Compensation Committee and provides advice as to executive benefit programs such as executive life insurance benefits and deferred compensation arrangements. Annually, the Compensation Committee reviews the fee structure and services provided by their independent consultants in order to affirm their continuation as consultants or to assist the Compensation Committee in the selection of new consultants, if appropriate.

All of the services provided by Meridian during 2010 were to the Compensation Committee to provide advice on executive and director compensation. Meridian was formed on February 1, 2010 through a planned separation of a significant portion of the executive compensation consulting practice from Hewitt. Meridian’s fees for executive compensation consulting to the Compensation Committee in 2010 (including the period that Meridian was part of Hewitt) were $120,203. Hewitt (excluding Meridian) also provided services to the Company in 2010 unrelated to executive compensation, including benefits administration and consulting services, and received fees of $2,148,877 for those other services. The Compensation Committee did not review or approve the other services provided by Hewitt to the Company, as those services were approved by management in the normal course of business. Based on our relationship with the representatives of Meridian and considering that Meridian is an independent consulting firm, we believe that the consulting advice we receive from Meridian is objective.

In November of each year, our independent consultant presents to the Compensation Committee comparative data, including benchmarking results discussed below. For the Chairman and the CEO, the Compensation Committee is exclusively responsible for the final determination of all components of compensation but may request input or recommendations from Company management. For other Named Executive Officers (as defined below), the Compensation Committee receives additional recommendations from our CEO and our Vice President of Human Resources for base salary and long-term incentive compensation. In the first quarter of each year, the Compensation Committee reviews the data and recommendations and sets the compensation components of annual base salary, annual performance-based incentives and long-term incentives for that year.

After awards of compensation components are made in the first quarter of each year, the performance components of the officers’ compensation are determined based on corporate performance and not on individual performance, except that annual performance-based incentives for three of our operational officers (one of whom is a Named Executive Officer) include performance measures focused on the respective business segments under their management. The compensation components are designed to focus our senior leadership, which is responsible for the overall performance and results of the Company, to operate as a team with company-wide goals. This approach serves to align the compensation of our most senior leadership team with the performance of the Company. The Compensation Committee generally does not retain any discretion to increase or decrease awards absent attainment of the relevant performance goals. However, the Compensation Committee does reserve the right to reduce at its discretion the amounts of annual performance-based incentives paid in cash.

Benchmarking Tools

In reviewing the appropriate range of overall compensation and the appropriate ranges of the components of compensation for 2010, the Compensation Committee used benchmarking tools and surveys presented by Towers Watson. Competitive data from Towers Watson represented pay rates for similar positions in general industry companies having revenues of $1-$3 billion. We refer to those companies as the “Reference Group” or the “2010 Reference Group.” Where appropriate data are available, Towers Watson used regression analysis to develop the compensation statistics used for comparison purposes. The names of the companies comprising the 2010 Reference Group are set forth on Annex A.

In connection with its 2010 selection of Meridian to serve as its independent consultant, the Compensation Committee wanted a fresh review of the composition of our peer group in light of the overall complexity of the Company’s business model. For example, the Compensation Committee also considers the fact that the Company sells preneed contracts (approximately $700 million in 2010) that build up our backlog but are not initially recognized or reported as revenues under GAAP. These preneed contracts are administered by the Company over long periods of time and the Company oversees the management and administration of approximately $3 billion in trust funds, the earnings of which are typically deferred under GAAP. In addition, the Compensation Committee considers that executive management oversees a people centric business of more than 20,000 employees, including 3,000 preneed sales personnel whose production does not initially impact revenues under GAAP. At the request of the Compensation Committee in 2010, Meridian developed a peer group of companies in which SCI is positioned near the median relative to revenue and enterprise value (the “2011 Reference Group”).

Annual Base Salaries

For 2010, we targeted the base salary levels of our Named Executive Officers within range of the median benchmark levels of the Reference Group. We believed that level was appropriate to motivate and retain our Named Executive Officers, who each have leadership talents and business expertise that make them attractive to other companies. In addition, when adjusting salaries, we may also consider the individual performance of the executive.

In the first quarter of 2010, the Compensation Committee made the following salary adjustments: Mr. Ryan received an increase of $50,000 to $950,000; Mr. Webb received an increase of $25,000 to $625,000; Mr. Tanzberger received an increase of $25,000 to $425,000; and Mr. Waring received an increase of $50,000 to $425,000. The Compensation Committee made these adjustments in recognition of the officers’ strong performance in a difficult economic environment and, in addition with respect to Mr. Waring, an increase in his job responsibilities.

Annual Performance-Based Incentives Paid in Cash

We use annual performance-based incentives paid in cash to focus our executive officers on financial and operational objectives that the Compensation Committee believes are primary drivers of our common stock price over time. In the first quarter of 2010 when the target annual performance-based incentive awards were established, we used the following performance measures for our Named Executive Officers:

•	Normalized Earnings Per Share, which we define as the Company’s fully-diluted earnings per share calculated in accordance with US Generally Accepted Accounting Principles as reported in the Company’s annual financial results utilizing a 36% effective tax rate. The earnings per share for such bonus calculation is adjusted to exclude the following:

1. Special accounting or restructuring charges

2. Litigation charges over $5 million

3. The cumulative effect of any changes in accounting principles

4. Any extraordinary gain or loss or correction of an error

5. Any gain, loss or impairment recorded in association with the sale of a business or real estate

6. The gain or loss associated with the early extinguishment of debt

7. Accounting charges or expenses relating to acquisitions

8. Currency gains or losses

•	Consolidated Free Cash Flow, which we calculate by adjusting Cash Flows from Operating Activities calculated in accordance with US Generally Accepted Accounting Principles as reported in the Company’s annual financial statements, adjusted as follows:

(1)	Excluding:

(a)	Cash federal and state income taxes paid relating to gains on sale of businesses or real estate

(b)	Cash taxes and interest paid associated with federal, state or provincial audit settlements

(c)	Cash payments associated with major or material litigation settlements

(d)	Cash payments and expenses relating to acquisitions

(2)	Deducting capital improvements at existing facilities and capital expenditures to develop cemetery property

(3) Utilizing the forecasted amounts of cash taxes paid in 2010 that relate to normal operating earnings

•	Comparable Revenue Growth, which we define as the percentage change from the prior year in total revenue for combined funeral and cemetery comparable same-store locations in North America in mixed currency dollars.

•	Comparable Sales Production Growth, which we define as the percentage change from the prior year in combined total preneed funeral sales production, total preneed cemetery sales production and total at need cemetery sales production at comparable same-store locations in North America in mixed currency dollars.

In addition to the above performance measures, we established the following performance measures which are applicable only to Mr. Waring and which are designed to provide focus on the business segment under his management.

•	Comparable Segment Revenue Growth, which we define as Comparable Revenue Growth of the locations in Mr. Waring’s business segment.

•	Comparable Segment Sales Production Growth, which we define as Comparable Sales Production Growth of the locations in Mr. Waring’s business segment.

For 2010, we weighted each of the performance measures as follows: 25% Normalized Earnings Per Share, 25% Consolidated Free Cash Flow, 25% Comparable Revenue Growth and 25% Comparable Sales Production Growth for all Named Executive Officers except for Mr. Waring. For Mr. Waring, we weighted the performance measures as follows: 25% Normalized Earnings Per Share, 25% Consolidated Free Cash Flow, 25% Comparable Segment Revenue Growth and 25% Comparable Segment Sales Production Growth. The Compensation Committee established the following performance targets based on these measures for the performance period from January 1 through December 31, 2010.

Normalized Earnings Per Share at $0.5373
Consolidated Free Cash Flow at $259,344,000
Comparable Revenue Growth at 0.35%
Comparable Sales Production Growth at 2.33%
Segment Targets applicable to Mr. Waring:
Comparable Segment Revenue Growth at 0.84%
Comparable Segment Sales Production Growth at 2.69%

The Compensation Committee established target performance-based incentive award levels for 2010 generally consistent with our overall compensation philosophy to recognize achievement for greater levels of performance and to motivate and retain the executive level talent. As such, if SCI achieves the performance targets established by the Compensation Committee, executive officers would receive incentive awards at this targeted level. Actual incentive awards are decreased or increased on the basis of SCI’s performance relative to the performance targets, subject to maximum award amounts of 200% of targeted incentive levels and an overall maximum limit of $4,000,000 per award. The maximum individual annual performance-based incentive award that could have been achieved for 2010 was $1,900,000. The award is based on base salary on the last day of the measurement period.

The target awards for the Named Executive Officers for 2010 were as follows:

Target Award
(% of Base Salary)

R.L. Waltrip	100%
Thomas L. Ryan	110%
Michael R. Webb	100%
Eric D. Tanzberger	60%
Sumner J. Waring, III	60%

The targets above are within a range in which awards are decreased or increased based on SCI’s performance relative to the performance targets. After there was a $0 Annual Performance-Based Incentive for 2008, we widened the target range to establish a lower threshold to achieve a minimal Annual Performance-Based Incentive but with a higher bar to achieve a payout at or near the maximum award of 200% of the targeted incentive levels. We believe the wider target range is desirable in order to (i) maintain high morale of our officers, (ii) create an environment that promotes a focus on the Company’s long-term strategies for growth, and (iii) most importantly, discourage inappropriate risk taking decisions that may facilitate short-term rewards.

For 2010, SCI’s actual performance measured as a percentage of the targets of the performance measures was as follows: 107.5% of Normalized Earnings Per Share, 99.6% of Consolidated Free Cash Flow, 101.1% of Comparable Revenue Growth, 103.1% of Comparable Sales Production Growth and, respecting Segment targets applicable to Mr. Waring, 101.0% of Comparable Segment Revenue Growth and 107.1% of Comparable Segment Sales Production Growth. The payouts for performance exceeding each performance measure were leveraged to reflect the Compensation Committee’s expectation that superior performance would also contribute to increased shareholder values. Accordingly, actual performance measured against the performance measures resulted in (i) a 140.4% payout percentage for the Normalized Earnings Per Share performance measure, (ii) a 98.0% payout percentage for the Consolidated Free Cash Flow performance measure, (iii) a 128.6% payout percentage for the Comparable Revenue Growth performance measure, (iv) a 166.4% payout percentage for the Comparable Sales Production Growth performance measure, (v) a 124.5% payout percentage for the Comparable Segment Revenue Growth performance measure applicable to Mr. Waring, and (vi) a 200.0% payout percentage for the Comparable Segment Sales Production Growth performance measure applicable to Mr. Waring. As a result of the foregoing and giving effect to the weightings as described above, Messrs. Waltrip, Ryan, Webb and Tanzberger received annual performance-based incentives paid in cash at 133.3% of the target-based incentive award levels, and Mr. Waring received an annual performance-based incentive paid in cash at 140.7% of his target-based incentive award level. The actual dollar amounts of the payouts are set forth in footnote (2) to the Summary Compensation table below.

The Compensation Committee did not retain any discretion to increase the annual performance-based incentive award or payout absent attainment of the relevant performance goals for the Named Executive Officers. The Compensation Committee did retain the ability to lower the payouts in its sole discretion.

Long-Term Incentive Compensation

In 2010, our long-term incentive compensation program consisted of three components to provide greater balance and focus for the Named Executive Officers. Each form of long term incentive is designed to ensure that appropriate focus is given to driving the Company’s stock price appreciation, managing the ongoing operations and implementing strategy and ensuring superior total shareholder returns. The program consists of equal targeted expected value delivered for long-term incentives in the form of:

(i) Stock Options;
(ii) Restricted Stock; and
(iii) Performance Units.

The total targeted expected value of the three awards for each of our Named Executive Officers was generally established within range of the market median of the Reference Group. The market median of the Reference Group for each executive officer was based upon the position being evaluated and varied by position (for example, the value of an award for the position of President was higher than value of an award for the position of Senior Vice President). In addition to such range, the Compensation Committee considered other factors in establishing the total targeted expected value for each executive officer, including the individual performance of each executive officer, the job responsibilities of each executive officer and the overall Company performance in light of the then-current economic environment. Once the total targeted expected value of the three types of awards was established for each executive officer, we calculated and granted to the executive officer (i) the number of stock options which had a value equal to one third of the total targeted expected value, (ii) the number of shares of restricted stock which had a value equal to one third of the total targeted expected value, and (iii) the number of performance units which had a value equal to one third of the total targeted expected value.

We believe that the grant of significant annual equity awards further links the interests of senior management and the Company’s shareholders. Therefore, the grant of stock options and the award of restricted stock are important components of annual compensation. Although the Compensation Committee does not consider current stock ownership levels in determining equity awards, we do annually review the ownership levels and progress towards established ownership guidelines, as discussed below.

Stock Options

The purpose of using stock options is to provide to executive officers a reward whose value is directly attributable to their ability to increase the value of the business and our stock price. In February of each year, the Compensation Committee sets the components of the long-term incentive compensation for that year. Stock options are granted at an exercise price equal to 100% of the fair market value of SCI common stock on the grant date. Stock options vest at a rate of one third per year and have an eight-year term. The Compensation Committee establishes an economic value of stock options to be awarded and relies on its independent consultant to calculate the number of stock options substantially equivalent to those economic values.

Restricted Stock

The purpose of using restricted stock with vesting provisions is to assist in retaining our executive officers and encouraging stock ownership. The restricted stock awards are made at the same time as the stock option grants, vest at a rate of one-third per year and are based on the estimated grant date value of the restricted shares.

Performance Units

The purpose of using performance units is to reward executive officers for effective management of the business over a multi-year period. In addition, the performance units allow executive officers to retain or build their SCI stock ownership by providing liquidity that can be applied to taxes associated with option exercises and restricted stock vestings. The performance unit component is settled in cash at the end of a three-year performance period. Each performance unit has a value of $1.00 and the actual payout may vary by a range of 0% to 200% of the targeted award established by the Compensation Committee. The Performance Unit Plan measures the 3 year total shareholder return (“TSR”) relative to the public companies which are included in the Reference Group. TSR is defined as $100 invested in SCI common stock on the first day of the performance cycle, with dividends reinvested, compared to $100 invested in each of the companies in the Reference Group, with dividend reinvestment during the same period.

For the 2008 — 2010 performance cycle, the closing stock price determinations as of December 31, 2008 and December 31, 2010 were used to calculate the awards due participants. For this performance cycle, the total SCI shareholder return was negative and the participants did not receive any award payout.

For the 2010 — 2012 performance cycle, the Compensation Committee granted performance units with performance awards ranging from 0% to 200% as set forth below in the “Grants of Plan-Based Awards” table. A target award is earned if SCI’s TSR relative ranking is at the 50th percentile of the TSR of the 2010 Reference Group and total SCI shareholder return is positive.

This component of our long-term incentive program has historically rewarded executives for increasing the Company’s TSR relative to the companies in the Reference Group. However, because of our stock price decline during the economic downturn, there have been no Performance Unit Plan payouts for each of the three year periods ending in 2008, 2009 and 2010. We believe superior relative performance in a down year deserves a reward. Accordingly, we have modified the plan for 2011 so that payouts are capped at target (but not eliminated) if SCI experiences negative TSR but performs well in relation to the 2011 Reference Group.

Provisions Regarding Claw-Backs

In November 2008, the Board of Directors adopted provisions for seeking the return (claw-back) from executive officers of cash incentive payments and stock sale proceeds in certain circumstances involving fraud. For awards in and after 2009, we added these provisions for the following elements of compensation: annual performance-based incentives paid in cash, stock options, restricted stock and performance units. The provisions would be triggered if the Board of Directors determines that an officer has engaged in fraud that caused, in whole or in part, a material adverse restatement of the Company’s financial statements. In such an event, the Company would seek to recover from the offending officer the following:

•	The actual annual performance-based incentive paid in cash to the officer, but only if the original payment would have been lower if it had been based on the restated financial results.

•	The gains from sales of stock acquired under stock options realized at any time after the filing of the incorrect financial statements. (Any remaining vested and unvested stock options would be cancelled).

•	The gains from sales of restricted stock realized at any time after the filing of the incorrect financial statements. (Any remaining unvested restricted stock would be forfeited).

•	The amount of a performance unit award paid after the ending date of the period covered by the incorrect financial statements. (Any unpaid performance unit award would be forfeited).

Stock Ownership Guidelines and Retention Requirements

In 2004, we established stock ownership guidelines for officers. Share ownership is generally achieved through open market purchases of SCI stock, shares acquired in the company sponsored 401(k) plan, vesting of restricted stock and shares retained after exercise of stock options. The table below sets forth our current ownership guidelines for our officers.

Target Holdings
Title	(# of Shares)

Chairman of the Board	400,000
President and Chief Executive Officer	400,000
Executive Vice President and Chief Operating Officer	200,000
Senior Vice President	60,000
to 100,000
Vice President	40,000
to 60,000

At March 14, 2011, the Named Executive Officers had attained or exceeded their ownership guideline levels.

In February 2011, we established a policy to require that an officer retain all SCI stock acquired from grants of restricted stock and stock options (net of acquisition and tax costs and expenses) until that officer has met the ownership guidelines.

Employment Agreements; Termination Payment Arrangements

The Company has employment agreements with Messrs. R.L. Waltrip, Thomas L. Ryan, Michael R. Webb, Eric D. Tanzberger and Sumner J. Waring, III. These agreements have current terms expiring December 31,

2011. Annually, the Company may extend each agreement for an additional year unless notice of nonrenewal is given by either party.

The employment agreements articulate the terms and conditions of the officers’ employment with the Company including termination provisions and noncompetition obligations. Each November, we review the list of, and the terms and conditions of employment for, the Named Executive Officers and other officers with employment agreements in effect and determine whether to extend, modify or allow the agreements to expire.

In 2010, we amended our executive employment agreements to eliminate any obligation to pay tax gross ups in the event of a change of control of the Company. See “Elimination of Tax Gross Ups” below.

For further discussion of these employment agreements, refer to “Certain Information with Respect to Officers and Directors — Executive Employment Agreements” below.

Our employment agreements and compensation plans have historically incorporated arrangements for certain payments upon change of control of the Company and for other terminations. We believe that these arrangements have been and are necessary to attract, motivate, reward and retain the broad-based management talent required to achieve our corporate directives. In the context of a possible takeover, we believe that change-in-control provisions (i) help focus our executives on strategic alternatives that would maximize shareholder value, and (ii) provide for personal financial security, thereby reducing a concern which could be a distraction for the executive. Our change-in-control and other termination payment arrangements do not affect decisions regarding other compensation elements. We structured the terms and payout of our arrangements based upon our historical practice and competitive considerations, including advice from an independent consultant that such features were commonly used by publicly traded companies.

For further discussion of termination arrangements, refer to “Certain Information with Respect to Officers and Directors — Potential Payments Upon Termination” below.

Retirement Plans

We believe that financial security during retirement can be as important as financial security before retirement. We previously maintained a Supplemental Executive Retirement Plan for Senior Officers which ceased accruing benefits in 2000. In 2005, we implemented an Executive Deferred Compensation Plan for our executive officers which includes a Company contribution for retirement.

Our Supplemental Executive Retirement Plan for Senior Officers is a non-qualified plan under which our Named Executive Officers accrued benefits until December 31, 2000. No additional benefits will accrue after 2000. Each participant is entitled at age 60 to the annual payment of the full amount of his benefit.

To help retain and recruit executive level talent, the Company maintains a supplemental retirement and deferred compensation plan for its executive officers, the Executive Deferred Compensation Plan. This plan allows for an annual retirement contribution of 7.5% and a performance-based contribution targeted at 7.5%, with a range of 0% to 15% based on achievement of Company performance measures established in the first quarter of each year. These are the same performance measures described in the Annual Performance-Based Incentives Paid in Cash above. The percentages are applied to the combined eligible compensation of base salary and annual performance-based incentive paid in cash. The plan allows for individual deferral of base salary, annual performance-based incentives paid in cash, and long-term incentive program components payable in cash (performance unit awards). In 2010, we modified the plan to also allow future restricted stock grants to be deferred. The plan also allows for the restoration of Company matching contributions that are prohibited in the Company’s 401(k) plan due to tax limits on contributions to qualified plans. In February 2011, the Company made the following contributions under the plan:

	7.5% Retirement	Performance
Name	Contribution	Contribution	Total

R.L. Waltrip	NA	NA	N/A
Thomas L. Ryan	$175,763	$234,351	$410,114
Michael R. Webb	109,383	145,844	255,227
Eric D. Tanzberger	57,378	76,504	133,882
Sumner J. Waring, III	58,789	78,385	137,174

We also offer a 401(k) plan to our employees, including our executive officers. In 2001, the Company initiated the 401(k) Retirement Savings Plan for elective contributions by participants and matching contributions by the Company up to prescribed limits established by the Board of Directors and specific IRS limitations. Participants may elect to defer up to 50% of salary and bonus into the Plan subject to the annual IRS contribution limit of $16,500 excluding the $5,500 catch-up contributions for eligible for participants age 50 and older. The Company’s match ranges from 75% to 125% of employee deferrals based on their years of company service up. The match is applied to a maximum of 6% of an officer’s salary and annual performance-based incentive, subject to the IRS compensation limits.

Elimination of Tax Gross Ups

In 2010, the Compensation Committee decided to eliminate tax gross ups from our elements of compensation. We amended our Executive Deferred Compensation Plan so that we do not pay any FICA tax gross up amounts as reported in previous years under the category of “All Other Compensation” in the summary compensation table. In addition, we amended our executive employment agreements to eliminate any obligations to pay tax gross ups in the event of a change control of the Company.

Perquisites and Personal Benefits

We provide various personal benefits to our executive officers which are an expected component of the overall remuneration for executive talent, including:

•	financial and legal planning and tax preparation — provided to officers to encourage critical document preparation and financial planning advice for effective tax and retirement planning

•	supplemental medical reimbursements — provided to officers and managing directors. The insured benefit product covers out of pocket medical expenses, exclusive of required premium contributions by participants in the Company’s medical and dental plans, and is a valued benefit provided at modest annual cost per participant.

•	long-term disability policy — for 2011, we have restructured our long-term disability policy such that approved coverage levels will be provided by insurance. We are eliminating this Company-paid benefit for officers and shifting the costs of new long-term disability insurance to the individual officers and have adjusted their salaries. Because of risks relating to the pre-existing condition provisions in the new insurance policy, the Company will continue to pay the premium on certain existing policies for one more year.

•	enhanced life insurance — executive life insurance program for officers generally covering approximately 3.5 times the executive’s annual salary and bonus.

•	funeral and cemetery benefits — provides funeral/cemetery discounts for directors and officers and their immediate families, on an atneed or prearranged basis. Under the policy, the Company provides (i) services free of cost, and (ii) merchandise, property and interment rights at cost.

•	security and transportation services — security and transportation services are provided to the Chairman of the Board, and security services are provided to the Chief Executive Officer.

•	personal use of Company aircraft — officers are entitled to certain hours of use of the Company’s leased or financed aircraft for personal reasons in accordance with the Company’s usage policy approved by the Board of Directors and pursuant to a signed time-sharing agreement which is governed by FAA regulations. Each officer is required to sign the time-sharing agreement. In accordance with the agreement, officers are required to reimburse the Company for operating costs associated with personal aircraft usage which are based on an hourly rate and include estimates for costs that are specifically defined by the FAA regulations pursuant to time-sharing agreements. Catering and pilot travel expenses are charged as incurred. Hours allowed are based on title and approved by the Board. Such personal use is treated as taxable compensation to the executive to the extent the IRS valuation of the personal aircraft usage exceeds the value submitted to the Company from the executive pursuant to the time-sharing agreement.

•	club memberships — for 2010, the Compensation Committee decided to eliminate reimbursement of monthly dues for club memberships. Prior to 2010, we reimbursed such monthly dues.

Personal benefit amounts are not considered annual salary for bonus purposes, deferred compensation purposes or 401(k) contribution purposes.

Compensation Policies and Practices as They Relate to Risk Management

In February 2010, we reviewed the risks arising from the Company’s compensation policies and practices for its employees and made a determination that such risks are not reasonably likely to have a material adverse effect on the Company. At a meeting held February 9, 2010, the Compensation Committee of our Board of Directors reviewed and discussed compensation of Company employees, including the total potential maximum impact of the Company’s variable compensation, the safeguards embodied in the compensation plans and that the compensation plans and compensation metrics do not provide incentives for management to take undue risks. The Compensation Committee reached a consensus to recommend to the Nominating and Corporate Governance Committee of our Board of Directors that it make the determination referenced above. At a meeting also held on February 9, 2010, the Nominating and Corporate Governance Committee considered the above referenced compensation information and the above referenced recommendation of the Compensation Committee. As a result, the Nominating and Corporate Governance Committee made a determination that the risks arising from the Company’s compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the Company.

In February 2011, we followed the risk assessment process described in the preceding paragraph and again reached a determination that the risks arising from the Company’s compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the Company.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE

Alan R. Buckwalter, III (Chairman)
Anthony L. Coelho
Malcolm Gillis
Victor L. Lund
John W. Mecom, Jr.

CERTAIN INFORMATION WITH RESPECT TO OFFICERS AND DIRECTORS

Compensation

The following table sets forth information for the three years ended December 31, 2010 with respect to the Chief Executive Officer, the Chief Financial Officer and the three other most highly compensated executive officers of the Company. The determination as to which executive officers were most highly compensated was made with reference to the amounts required to be disclosed under the “Total” column in the table reduced by the amounts in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column.

Summary Compensation Table

						Change in
						Pension Value
						and Nonqualified
			Restricted		Non-Equity	Deferred
Name and			Stock	Option	Incentive Plan	Compensation	All Other
Principal Position	Year	Salary	Awards(1)	Awards(1)	Compensation(2)	Earnings(3)	Compensation(4)	Total
R. L. Waltrip	2010	$950,000	$529,175	$531,600	$1,266,825	0	$383,935	$3,661,535
Chairman of the Board	2009	950,000	493,830	491,652	1,507,175	0	546,161	3,988,818
	2008	950,000	567,485	856,080	0	0	596,268	2,969,833
Thomas L. Ryan	2010	948,077	991,250	998,764	1,393,508	16,313	711,976	5,059,888
President and Chief	2009	900,000	832,815	829,587	1,427,850	22,001	215,247	4,227,500
Executive Officer	2008	900,000	958,573	1,446,480	0	46	822,014	4,127,113
Michael R. Webb	2010	624,038	462,837	464,863	833,438	39, 372	496,108	2,920,656
Executive Vice President	2009	600,000	385,020	384,119	951,900	54,704	191,351	2,567,094
and Chief Operating Officer	2008	600,000	443,311	669,120	0	4,906	594,601	2,311,938
Eric D. Tanzberger	2010	424,038	181,475	182,953	340,043	8,921	255,139	1,392,569
Senior Vice President	2009	400,000	161,541	161,342	380,760	11,857	100,287	1,215,787
and Chief Financial Officer	2008	399,424	186,841	280,932	0	0	261,915	1,129,112
Sumner J. Waring, III	2010	423,077	181,475	182,953	358,849	0	270,116	1,416,470
Senior Vice President	2009	375,000	154,008	153,630	391,163	0	152,566	1,226,367
Operations	2008	375,000	160,149	241,079	0	0	281,907	1,058,135

(1)	The Restricted Stock Awards and Option Awards columns set forth the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The assumptions made for the valuation of the awards are set forth in note 14 to the consolidated financial statements included in the SCI 2010 Annual Report on Form 10-K.

(2)	The Non-Equity Incentive Plan Compensation column sets forth the amounts paid as Annual Performance-Based Incentives Paid in Cash. The column also includes Performance Units which experienced $0 payouts in 2010, 2009 and 2008.

(3)	This column sets forth the change in the actuarial present value of each executive’s accumulated benefit in 2010, 2009 and 2008 for the Supplemental Executive Retirement Plan for Senior Officers. The assumptions made for quantifying the present value of the benefits are set forth in note 15 to the consolidated financial statements included in the SCI 2010 Annual Report on Form 10-K. Regarding Mr. Tanzberger, the actuarial present value of his account in the SERP for Senior Officers decreased $219 in 2008.

(4)	All Other Compensation includes the following:

2010 All Other Compensation

					Perquisites
	Contributions
	To Deferred	Contributions	Life		Personal		Medical	Club
	Compensation	to 401(k)	Insurance	Disability	Use of	Financial	Reimburse-	Member-
Name	Plan(a)	Plan(a)	Related(b)	Insurance(c)	Aircraft(d)	Planning(e)	ment(f)	ships(g)	Other(h)
R. L. Waltrip		$18,375	$19,427		$148,530	$28,000	$20,959		$148,644
Thomas L. Ryan	$611,567	18,375	9,055	$12,719	40,390	2,000	9,989		7,881
Michael R. Webb	400,962	18,375	11,990	18,718	25,141	2,200	18,177	545
Eric D. Tanzberger	193,524	18,375	2,301	0	17,973	3,495	18,412	1,058
Sumner J. Waring, III	191,472	18,375	2,530	4,323	43,538	1,200	8,376	302

(a)	The amounts represent contributions by the Company to the accounts of executives in the plans identified in the table.

(b)	For Mr. Waltrip the amount in this column represents $11,600 of value received under a split dollar life insurance policy and $7,821 for term life insurance premiums. The split dollar insurance arrangement with Mr. Waltrip was terminated in 2010 and will not be renewed. For the other executives, the amounts represent payment for term life insurance premiums or supplemental life insurance.

(c)	The amounts represent the costs of premiums for long-term disability insurance.

(d)	The amounts represent the incremental cost of personal use of Company aircraft to the extent not reimbursed by the executive to the Company. The cost includes the average cost of fuel used, direct costs incurred such as flight planning services and food, and an hourly charge for maintenance of engine and airframe. For each flight, the executive must reimburse the Company at an hourly rate pursuant to a time-sharing agreement governed by FAA Regulations. The amounts reflected in the table above are the total incremental costs reduced by the amounts of such executive reimbursements.

(e)	The amounts represent payments by the Company for tax and financial planning services incurred by the executives.

(f)	The amounts represent payments by the Company to the executive for medical expenses which are incurred but which are not reimbursed to the executive by the Company’s health insurance.

(g)	The amounts represent the costs of club memberships, excluding initiation fees, food service and general assessments. This perquisite has been terminated.

(h)	For Mr. Waltrip, the amount in this column represents the costs of providing for him an automobile ($29,128), personal security and driving services of employees ($39,051) and guard and alarm services at his residence ($80,465). For Mr. Ryan, the amount represents the cost of providing security services at his residence.

Grants of Plan-Based Awards

The following table sets forth plan-based awards granted in 2010.

Grants of Plan-Based Awards

						All Other	All Other	Exercise	Closing
		Estimated Future Payouts				Restricted	Option Awards:	or Base	Market	Grant Date
		Under Non-Equity Incentive Plan Awards				Stock Awards:	Number of	Price of	Price on	Fair Value
						Number of	Securities	Option	Date of	of Stock
	Grant	Performance	Threshold	Target	Maximum	Shares	Underlying	Awards	Grant	and Option
Name	Date	units (#)	($)	($)	($)	of Stock	Options	($/Sh)	($/Sh)	Awards ($)
R. L. Waltrip	02/09/2010		$1	$950,000	$1,900,000
	02/09/2010	889,000	222,250	889,000	1,778,000
	02/09/2010					69,400				$529,175
	02/09/2010						231,000	$7.625	$7.64	531,600
Thomas L. Ryan	02/09/2010		1	1,045,000	2,090,000
	02/09/2010	1,670,000	417,500	1,670,000	3,340,000
	02/09/2010					130,000				991,250
	02/09/2010						434,000	7.625	7.64	998,764
Michael R. Webb	02/09/2010		1	625,000	1,250,000
	02/09/2010	778,000	194,500	778,000	1,556,000
	02/09/2010					60,700				462,838
	02/09/2010						202,000	7.625	7.64	464,863
Eric D. Tanzberger	02/09/2010		1	255,000	510,000
	02/09/2010	306,000	76,500	306,000	612,000
	02/09/2010					23,800				181,475
	02/09/2010						79,500	7.625	7.64	182,953
Sumner J. Waring, III	02/09/2010		1	255,000	510,000
	02/09/2010	306,000	76,500	306,000	612,000
	02/09/2010					23,800				181,475
	02/09/2010						79,500	7.625	7.64	182,953

In the table above, the four lines pertaining to each Named Executive Officer relate to the following:

•	First line — Annual Performance-Based Incentives Paid in Cash

•	Second line — Performance Units

•	Third line — Restricted Stock

•	Fourth line — Stock Options

The material terms of each such element of compensation are described previously in the “Compensation Discussion and Analysis.”

The performance units are settled in cash at the end of a three-year performance period. In addition, the performance units provide for pro rata vesting in the event of (i) death, (ii) disability, (iii) in the discretion of the Compensation Committee, retirement at age 60 with ten years of service or retirement at age 55 with 20 years of service, or (iv) termination by the Company not for cause. The pro rata vesting is determined by the number of months of service by the executive during the three-year performance period, divided by 36 (which is the number of months in a performance period). For a change of control of the Company, the performance units vest 100% and will be paid at target.

The restricted stock grants and stock option grants vest one-third per year. In addition, the restricted stock grants and stock option grants vest 100% in the event of (i) death, (ii) disability, (iii) in the discretion of the Compensation Committee, retirement at age 60 with ten years of service or retirement at age 55 with 20 years of service, (iv) termination by the Company not for cause, or (v) change of control of the Company.

Holders of restricted stock receive dividend payments at the same rate as holders of outstanding shares of SCI common stock.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning unexercised options and restricted stock that has not vested as of the end our last completed fiscal year.

Outstanding Equity Awards at Fiscal Year-End 2010

	Option Awards					Stock Awards
							Market
						Number of	Value of
						Shares or	Shares or
	Number of	Number of				Units of	Units of
	Securities	Securities				Stock	Stock
	Underlying	Underlying		Option		That	That
	Unexercised	Unexercised		Exercise	Option	Have Not	Have Not
	Options	Options		Price	Expiration	Vested(4)	Vested
Name	(#)	(#)		($)	Date	(#)	($)
	Exercisable	Unexercisable

R.L. Waltrip	102,000			6.8050	02/10/2012	164,367	$1,356,028
	150,200			6.9000	02/08/2013
	189,400			8.2400	02/07/2014
	224,000			10.7300	02/13/2015
	116,000	58,000	(1)	11.6050	02/12/2016
	189,133	378,267	(2)	4.1850	02/10/2017
	0	231,000	(3)	7.6250	02/09/2018

Thomas L. Ryan	57,500			6.8050	02/10/2012	290,201	2,394,158
	177,000			6.9000	02/08/2013
	260,400			8.2400	02/07/2014
	420,000			10.7300	02/13/2015
	196,000	98,000	(1)	11.6050	02/12/2016
	319,133	638,267	(2)	4.1850	02/12/2017
	0	434,000	(3)	7.6250	02/09/2018

Michael R. Webb	46,000			6.8050	02/10/2012	134,768	1,111,836
	101,900			6.9000	02/08/2013
	118,400			8.2400	02/07/2014
	210,000			10.7300	02/13/2015
	90,666	45,334	(1)	11.6050	02/12/2016
	147,766	295,534	(2)	4.1850	02/10/2017
	0	202,000	(3)	7.6250	02/09/2018

Outstanding Equity Awards at Fiscal Year-End 2010

	Option Awards				Stock Awards
						Market
					Number of	Value of
					Shares or	Shares or
	Number of	Number of			Units of	Units of
	Securities	Securities			Stock	Stock
	Underlying	Underlying	Option		That	That
	Unexercised	Unexercised	Exercise	Option	Have Not	Have Not
	Options	Options	Price	Expiration	Vested(4)	Vested
Name	(#)	(#)	($)	Date	(#)	($)
	Exercisable	Unexercisable

Eric D. Tanzberger	12,500		6.8050	02/10/2012	54,901	452,933
	41,400		8.2400	02/07/2014
	84,000		10.7300	02/13/2015
	38,066	19,034 (1)	11.6050	02/12/2016
	62,066	124,134 (2)	4.1850	02/10/2017
	0	79,500 (3)	7.6250	02/09/2018

Sumner J. Waring, III	25,500		6.8050	02/10/2012	52,934	436,706
	53,200		8.2400	02/07/2014
	84,000		10.730	02/13/2015
	32,666	16,334 (1)	11.6050	02/12/2016
	59,100	118,200 (2)	4.1850	02/10/2017
	0	79,500 (3)	7.6250	02/09/2018

(1)	These unexercisable options expiring on 02/12/2016 vest 100% on 02/12/2011.

(2)	These unexercisable options expiring 02/10/2017 vest 50% on 02/10/2011 and 50% on 02/10/2012.

(3)	These unexercisable options expiring 02/09/2018 vest 33 1/3% on each of 02/09/2011, 02/09/2012 and 02/09/2013.

(4)	The restricted stock for each person in the table vests as follows:

	Shares	Shares	Shares	Shares
	Vesting	Vesting	Vesting	Vesting
	02/15/2011	03/05/2011	03/05/2012	03/05/2013

R.L. Waltrip	16,300	62,466	62,467	23,134
Thomas L. Ryan	27,534	109,666	109,667	43,334
Michael R. Webb	12,734	50,900	50,900	20,234
Eric D. Tanzberger	5,367	20,800	20,800	7,934
Sumner J. Waring, III	4,600	20,200	20,200	7,934

Option Exercises and Stock Vested

The following table provides information concerning each exercise of stock option and each vesting of restricted stock during the last fiscal year on an aggregated basis.

Option Exercises and Stock Vested for the Year Ended December 31, 2010

	Option Awards		Stock Awards
	Number of Shares	Value Realized on	Number of Shares	Value Realized
	Acquired on	Exercise	Acquired on	on Vesting
Name	Exercise (#)	($)	Vesting (#)	($)

R.L. Waltrip	0	$0	74,433	$608,646
Thomas L. Ryan	100,000	535,000	129,200	1,054,802
Michael R. Webb	100,000	518,298	61,033	497,701
Eric D. Tanzberger	0	0	25,267	206,190
Sumner J. Waring, III	0	0	23,900	195,118

Pension Plans

The following table sets forth information regarding the SERP for Senior Officers as of December 31, 2010.

Pension Benefits as of December 31, 2010

		Number of Years	Present Value of	Payments During
		Credited Service	Accumulated Benefit	Last Fiscal Year
Name	Plan Name	(#)	($)(1)	($)

R. L. Waltrip	SERP for Sr. Officers	NA	$0	0
Thomas L. Ryan	SERP for Sr. Officers	15	108,931	0
Michael R. Webb	SERP for Sr. Officers	21	347,599	0
Eric D. Tanzberger	SERP for Sr. Officers	14	54,716	0
Sumner J. Waring, III	SERP for Sr. Officers	NA	0	0

(1)	The assumptions made for calculating the present value of accumulated benefit of the SERP for Sr. Officers are set forth in note 15 to the consolidated financial statements included in the SCI 2010 Annual Report on Form 10-K.

Supplemental Executive Retirement Plan for Senior Officers

In 2000, we amended the Supplemental Executive Retirement Plan for Senior Officers (“SERP for Senior Officers”) effective January 1, 2001. Under the amendment, no additional benefits will accrue and no employees shall become eligible to participate in the plan after 2000.

The SERP for Senior Officers is a non-qualified plan which covers certain executive officers and certain regional operating officers, including the Named Executive Officers. Benefits under the SERP for Senior Officers do not consist of compensation deferred at the election of participants. The amounts of benefits under the plan were previously set by the Compensation Committee from time to time. The Compensation Committee previously set guidelines such that the annual benefits would generally equal a percentage (75% for the CEO and lesser percentages for the other officers) of a participant’s 1997 annual base salary and target bonus, with the benefits being reduced to the extent of the participant’s benefits under Social Security and the SCI Cash Balance Plan. The participant will be entitled at age 60 to the annual payment of the full amount of his benefit; if his employment terminates earlier than age 60, he will be entitled to the annual payment of the amount of his benefit multiplied by a fraction of which the numerator is the participant’s years of service and the denominator is the number of years from the participant’s hire date until he reaches age 60.

Benefit payments will be made in the form of 180 monthly installments commencing at the later of severance of employment or the attainment of age 55. Prior to retirement, if a participant dies or in the event of a change of control of the Company (as defined in the SERP for Senior Officers), the Company will promptly pay to each beneficiary or participant a lump sum equal to the present value of the benefit that the participant would have been entitled to receive if he had continued to accrue benefit service from the date of death or the date of the change of control to the date of his 65th birthday. Participants may elect to begin receiving monthly benefits at age 55, while still employed, provided the participant gives written notice at least twelve months prior to the attainment of age 55. Such installments will be reduced for early commencement to reasonably reflect the time value of money.

Executive Deferred Compensation Plan

The following table provides information concerning contributions, earnings and other information under the Executive Deferred Compensation Plan.

Nonqualified Deferred Compensation in 2010

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals/	Balance at
	in Last FY(1)	in Last FY(2)	in Last FY(3)	Distributions	Last FYE(4)
Name	($)	($)	($)	($)	($)

R.L. Waltrip	NA	NA	NA	NA	NA
Thomas L. Ryan	$308,985	$611,567	$569,152	0	$4,761,211
Michael R. Webb	227,822	400,962	671,568	0	3,717,118
Eric D. Tanzberger	48,288	193,524	58,921	0	1,001,797
Sumner J. Waring, III	65,778	191,472	122,267	0	1,118,745

(1)	These executive contributions were made in 2010 and are included in the Summary Compensation Table for the year 2010 in the amounts and under the headings as follows:

Salary

R.L. Waltrip	NA
Thomas L. Ryan	$308,985
Michael R. Webb	227,822
Eric D. Tanzberger	48,288
Sumner J. Waring, III	65,778

(2)	The registrant contributions are included in the Summary Compensation Table under the “All Other Compensation” column.

(3)	The earnings reflect the returns of the measurement funds selected by the executives and are not included in the Summary Compensation Table.

(4)	The Aggregate Balance at Last FYE includes amounts previously reported as compensation in the Summary Compensation Table for years prior to 2010 as follows:

R.L. Waltrip	NA
Thomas L. Ryan	$3,571,114
Michael R. Webb	2,454,756
Eric D. Tanzberger	682,193
Sumner J. Waring, III	473,904

The Executive Deferred Compensation Plan is a supplemental retirement and deferred compensation plan for executive officers. The plan allows for Company contributions, including contributions of 7.5% and performance-based contributions targeted at 7.5%, with a range of 0% to 15% based on achievement of Company performance measures established in the first quarter of each year. These are the same performance measures described in “Compensation Discussion and Analysis — Annual Performance-Based Incentives Paid in Cash.” The percentages are applied to the combined eligible compensation of base salary and annual performance-based incentive paid in cash. The plan also allows for the restoration of Company matching contributions that are prohibited in the Company’s 401(k) plan due to tax limits on contributions to qualified plans.

Company contributions to the plan generally vest over three years. If a participant is terminated by the Company not for cause, dies, becomes disabled, retires on or after age 60 with ten years of service or age 55 with 20 years of service, or in the event of a change of control of the Company as defined in the plan, the participant immediately vests 100% in the Company’s contributions.

In addition, the plan allows for an individual participant to defer portions of his or her base salary, annual performance-based incentives paid in cash, restricted stock and performance units. The participant may defer up to 80% of salary and up to 90% of the other elements of compensation. All of these amounts are 100% vested.

Each participant may elect measurement funds, which are based on certain mutual funds, for the purpose of crediting or debiting additional amounts to his or her account balance. A participant may change his or her measurement funds election at any time. The Compensation Committee determines which measurement funds will be available for participants. For 2010, the available measurement funds, and their respective returns, were as follows:

2010 Calendar
Fund Name	Year Return

Davis Value	12.76%
Fidelity VIP Contrafund	17.22
Fidelity VIP Index 500	15.02
Fidelity VIP Mid Cap	28.83
Fidelity VIP Overseas	13.11
Janus Aspen Enterprise Portfolio	25.85
Janus Aspen Series Forty	6.75
LVIP Baron Growth Opportunities Fund	26.38
MainStay VP Cash Management	0.01
MainStay VP High Yield Corporate Bond	12.67
MainStay VP ICAP Select Equity	18.12
NYLIC General Account Fund	3.87
PIMCO VIT Real Return Bond	8.11
PIMCO VIT Total Return Bond	8.12
Royce Small-Cap	20.52
T. Rowe Price Equity Income	15.02
T. Rowe Price Limited-Term Bond	3.10
UIF Emerging Markets Debt	9.74

A participant may generally elect to receive distribution at termination in a lump sum or in installments of up to five to fifteen years. With regard to the participant’s contributions, the participant may schedule other distribution dates. For death, disability or change of control of the Company, the participant is entitled to a lump sum payment within 60 days.

Executive Employment Agreements

Current Executive Officers

The Company has employment agreements with the Named Executive Officers. These agreements have current terms expiring December 31, 2011. Annually, the Company may extend each agreement for an additional year unless notice of nonrenewal is given by either party. If such notice of nonrenewal is given by the Company or if notice is not given of the Company’s decision to authorize renewal, the employment agreement will not be extended.

These agreements provide for base salaries which may be increased by the Compensation Committee in its sole discretion, and the right to participate in bonus and other compensation and benefit arrangements. As of March 14, 2011, the base salaries for Messrs. R.L. Waltrip, Ryan, Webb, Tanzberger and Waring were $951,200, $1,014,200, $669,200, $461,800 and $451,800, respectively.

Pursuant to the agreements, in the event of termination of employment due to the executive’s voluntary termination, the executive will be entitled to receive (i) salary earned to the date of termination and (ii) any incentive compensation that had been determined by the Compensation Committee but not yet paid. In the event of termination of employment due to disability or death, the executive or his estate will be entitled to receive (i) his salary through the end of his employment term, and (ii) a pro rata portion (based on the portion of the year elapsed at the date of termination) of the annual performance-based incentive bonus the executive would have received if he had remained an employee through his employment term (“Pro Rated Bonus”). In the event of termination by the Company without cause, the executive will be entitled to receive (i) bi-weekly salary continuation payments based on his rate of salary for two years, (ii) Pro Rated Bonus, and (iii) continuation of health benefits for eighteen months. In the event of termination by the Company for cause, the executive will not be entitled to any further payments under the employment agreement. “Cause” includes conviction of a crime involving moral turpitude, failure to follow Company policy or directives, willful and persistent failure to attend to his duties, gross negligence or willful misconduct, and violation of his obligations under the employment agreement.

In the event of a change of control of the Company (as defined below) and the subsequent termination of the executive without cause or voluntary termination by the executive for Good Reason (as defined below) during the two years following the change of control, the executive will be entitled to the following.

•	A lump sum equal to three, multiplied by the sum of the executive’s annual salary plus target annual performance-based incentive bonus (“Target Bonus”).

•	An amount equal to his target annual performance-based incentive bonus, prorated to the date of the change of control (“Partial Bonus”).

•	Continuation of health benefits for eighteen months.

“Good Reason” means relocation of the executive by more than 50 miles, reduction in base salary or bonus or other compensation programs, or reduction in the executive’s aggregate benefits.

In 2010, the Company amended the employment agreements to eliminate any obligations to pay tax gross ups in the event of a change of control of the Company. See “Elimination of Tax Gross Ups” in the Compensation Discussion and Analysis.

Upon termination of his employment, each executive (other than Mr. R.L. Waltrip) will be subject, at the Company’s option, to a non-competition obligation for a period of one year which the Company may extend for one additional year. If the Company elects to have the non-competition provisions apply, the Company will make payments to the executive during the non-competition period at a rate equal to his base salary at the time of termination, unless such termination was for cause or the executive terminates his employment (other than within twenty-four months after a change of control for certain specified reasons), in which case the executive will be bound by the non-competition provisions without the Company making the corresponding payments.

With regard to Mr. R.L. Waltrip, his employment agreement provides that he will be subject to a 10 year non-competition obligation. However, SCI will not be required to make any further payments to Mr. Waltrip for the non-competition obligation.

Change of Control

Under the employment agreements, a change in control would include any of the following:

•	Any individual, entity or group acquires 20% or more of our common stock or voting securities (excluding certain acquisitions involving SCI or an SCI benefit plan or certain reorganization, merger or consolidation transactions);

•	Our incumbent directors cease to constitute a majority of our directors (our incumbent directors include persons nominated by the existing Board or Executive Committee);

•	Our shareholders approve certain reorganizations, mergers or consolidations; or

•	Our shareholders approve certain liquidations, dissolutions or sales of substantially all assets of SCI.

However, such a reorganization, merger, consolidation or sale of assets would not constitute a change of control if:

(1) More than 60% of the surviving corporation’s common stock and voting shares is owned by our shareholders (in the same proportion that our shareholders owned shares in SCI before the transaction);

(2) No person (excluding SCI, any benefit plan of SCI or the surviving corporation, and a person owning 20% of SCI common stock or voting securities before the transaction) owns 20% or more of the common stock or voting shares of the surviving corporation; and

(3) A majority of the surviving corporation’s Board members were incumbent SCI directors when the transaction agreement was entered.

Potential Payments Upon Termination

The Company has entered into certain agreements and maintains certain plans that will require the Company to provide compensation to Named Executive Officers in the event of a termination of employment. The amount of compensation payable to each Named Executive Officer in each situation is listed in the tables below. In addition, each Named Executive Officer will be entitled to receive his benefits described in the preceding tables titled “Pension Benefits” and “Nonqualified Deferred Compensation in 2010.”

R.L. Waltrip

			Change of
			Control:
		Involuntary	Involuntary or
Executive Benefits and Payments	Voluntary	Not for Cause	Good Reason
Upon Termination as of 12-31-10	Termination	Termination	Termination	Disability	Death
Compensation:
Base Salary		$1,900,000	$2,850,000	$950,000	$950,000
Annual Performance-Based Incentive Paid in Cash
Target Bonus			2,850,000
Pro Rated Bonus		1,266,825		1,266,825	1,266,825
Partial Bonus			950,000
Long Term Incentives
Performance Units
2008-2010 (performance period)
2009-2011 (performance period)	344,867	344,867	533,300	344,867	344,867
2010-2012 (performance period)			889,000
Stock Options
Unvested and Accelerated	$1,487,440	$1,487,440	$1,487,440	$1,487,440	$1,487,440
Restricted Stock
Unvested and Accelerated	$1,356,028	1,356,028	1,356,028	1,356,028	1,356,028
Other Benefits:
Nonqualified Deferred Compensation
Unvested and Accelerated
Post-retirement Health Care		22,067	22,067
Life Insurance Proceeds					150,000
Disability Benefits				235,371
Total:	$3,188,335	$6,377,227	$10,937,835	$5,640,531	$5,555,160

Thomas L. Ryan

			Change of
			Control:
		Involuntary	Involuntary or
Executive Benefits and Payments	Voluntary	Not for Cause	Good Reason
Upon Termination as of 12-31-10	Termination	Termination	Termination	Disability	Death
Compensation:
Base Salary		$1,900,000	$2,850,000	$950,000	$950,000
Annual Performance-Based Incentive Paid in Cash
Target Bonus			3,135,000
Pro Rated Bonus		1,393,508		1,393,508	1,393,508
Partial Bonus			1,045,000
Long Term Incentives
Performance Units
2008-2010 (performance period)
2009-2011 (performance period)		582,000	900,000	582,000	582,000
2010-2012 (performance period)			1,670,000
Stock Options
Unvested and Accelerated		2,537,015	2,537,015	2,537,015	2,537,015
Restricted Stock
Unvested and Accelerated		2,394,158	2,394,158	2,394,158	2,394,158
Other Benefits:
Nonqualified Deferred Compensation
Unvested and Accelerated		376,551	376,551	376,551	376,551
Post-retirement Health Care		26,594	26,594
Life Insurance Proceeds					6,982,500
Disability Benefits				9,441,341
Total:		$9,209,826	$14,934,318	$17,674,573	$15,215,732

Michael R. Webb

			Change of
			Control:
		Involuntary	Involuntary or
Executive Benefits and Payments	Voluntary	Not for Cause	Good Reason
Upon Termination as of 12-31-10	Termination	Termination	Termination	Disability	Death
Compensation:
Base Salary		$1,250,000	$1,875,000	$625,000	$625,000
Annual Performance-Based Incentive Paid in Cash
Target Bonus			1,875,000
Pro Rated Bonus		833,438		833,438	833,438
Partial Bonus			625,000
Long Term Incentives
Performance Units
2008-2010 (performance period)
2009-2011 (performance period)		269,466	416,700	269,466	269,466
2010-2012 (performance period)			778,000
Stock Options
Unvested and Accelerated		1,175,500	1,175,500	1,175,500	1,175,500
Restricted Stock
Unvested and Accelerated		1,111,836	1,111,836	1,111,836	1,111,836
Other Benefits:
Nonqualified Deferred Compensation
Unvested and Accelerated		259,806	259,806	259,806	259,806
Post-retirement Health Care		26,594	26,594
Life Insurance Proceeds					4,485,000
Disability Benefits				7,219,262
Total:		$4,926,640	$8,143,436	$11,494,308	$8,760,046

Eric D. Tanzberger

			Change of
			Control:
		Involuntary	Involuntary or
Executive Benefits and Payments	Voluntary	Not for Cause	Good Reason
Upon Termination as of 12-31-10	Termination	Termination	Termination	Disability	Death
Compensation:
Base Salary		$850,000	$1,275,000	$425,000	$425,000
Annual Performance-Based Incentive Paid in Cash
Target Bonus			765,000
Pro Rated Bonus		340,043		340,043	340,043
Partial Bonus			255,000
Long Term Incentives
Performance Units
2008-2010 (performance period)
2009-2011 (performance period)		113,167	175,000	113,167	113,167
2010-2012 (performance period)			306,000
Stock Options
Unvested and Accelerated		490,433	490,433	490,433	490,433
Restricted Stock
Unvested and Accelerated		452,933	452,933	452,933	452,933
Other Benefits:
Nonqualified Deferred Compensation
Unvested and Accelerated		120,291	120,291	120,291	120,291
Post-retirement Health Care		26,594	26,594
Life Insurance Proceeds					2,380,000
Disability Benefits				5,606,118
Total:		$2,393,461	$3,866,251	$7,547,985	$4,321,867

Sumner J. Waring, III

			Change of
			Control:
		Involuntary	Involuntary or
Executive Benefits and Payments	Voluntary	Not for Cause	Good Reason
Upon Termination as of 12-31-10	Termination	Termination	Termination	Disability	Death
Compensation:
Base Salary		$850,000	$1,275,000	$425,000	$425,000
Annual Performance-Based Incentive Paid in Cash
Target Bonus			765,000
Pro Rated Bonus		358,849		358,849	358,849
Partial Bonus			255,000
Long Term Incentives
Performance Units
2008-2010 (performance period)
2009-2011 (performance period)		107,799	166,700	107,799	107,799
2010-2012 (performance period)			306,000
Stock Options
Unvested and Accelerated		475,370	475,370	475,370	475,370
Restricted Stock
Unvested and Accelerated		436,706	436,706	436,706	436,706
Other Benefits:
Nonqualified Deferred Compensation
Unvested and Accelerated		126,088	126,088	126,088	126,088
Post-retirement Health Care		26,594	26,594
Life Insurance Proceeds					2,380,000
Disability Benefits				8,483,663
Total:		$2,381,406	$3,832,458	$10,413,475	$4,309,812

Below is a description of the assumptions that were used in creating the tables above.

Base Salary and Annual Performance-Based Incentive Paid in Cash

The amounts of these elements of compensation are governed by the employment agreements. See “Executive Employment Agreements” herein above. At December 31, 2010, each of the employment agreements had a term expiring December 31, 2011. In addition, the meaning of “change of control” as used in the tables is set forth in the employment agreements.

Performance Units, Stock Options and Restricted Stock

The amounts pertaining to the performance units, stock options and restricted stock are governed by the terms of their respective awards. See the discussion following the table “Grants of Plan-Based Awards” herein above. With respect to unvested performance units, restricted stock and stock options, the tables assume that accelerated vesting for voluntary termination at retirement occurs in the discretion of the Compensation Committee at age 60 with ten years of service or at age 55 with 20 years of service.

As discussed previously, performance units vest 100% upon a change of control and are paid at target. For other terminations (including death, disability, certain retirements and termination not for cause), the performance units become vested pro rata, but are not paid until after the expiration of their three year periods. For purposes of the tables above, these pro rata payments are estimated based upon calculations which assume the performance period of each performance unit ended December 31, 2010. Regarding the performance units for the 2008-2010 performance period, the amounts reported in the columns represent the actual $0 payout of awards at the end of the three year performance period (and therefore do not include any enhancements due to termination of employment).

For stock option amounts, the tables provide values for options which would become vested upon a termination event. The values are based upon the difference between the closing market price of SCI stock of $8.25 per share on December 31, 2010, and the actual exercise prices of the options. The amounts of unvested options and their exercise prices are set forth in the table “Outstanding Equity Awards at Fiscal Year-End 2010” herein above.

For restricted stock amounts, the tables provide values for restricted stock which would become vested upon termination events shown in the tables. The values are calculated by multiplying the unvested amounts of restricted stock by $8.25, the closing market price of SCI stock on December 31, 2010. The amounts of unvested restricted stock are set forth in the table “Outstanding Equity Awards at Fiscal Year-End 2010” herein above.

Other Benefits

In the tables, the amounts of Nonqualified Deferred Compensation are the unvested amounts pertaining to each executive’s interest in the Executive Deferred Compensation Plan. For a discussion of vesting, see the discussion following the table “Nonqualified Deferred Compensation in 2010” herein above.

The amounts of Post-retirement Health Care represent Company estimates of the value of these benefits.

The amounts of Disability Benefits are based upon the present value of the future stream of disability payments the executive would receive from the Company and/or insurance policies if he remained disabled for the maximum period covered. The present value calculations were made using an assumed interest rate of 3.61% per year.

Compensation of Directors

The compensation of directors is described under “Election of Directors — Director Compensation” herein above.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Board members who served on the Compensation Committee during 2010 were Messrs. Alan R. Buckwalter, III, Anthony L. Coelho, Malcolm Gillis, Victor L. Lund and John W. Mecom, Jr. No member of the Compensation Committee in 2010 or at present was or is an officer or employee of the Company or any of its subsidiaries, or was formerly an officer of the Company or any of its subsidiaries or had any relationships requiring disclosure by the Company.

CERTAIN TRANSACTIONS

For 2010, SCI paid $114,228 in compensation to Mr. Kevin Mack in his capacity as an employee of the Company. Mr. Mack is the brother of Mr. Stephen M. Mack, Senior Vice President Middle Market Operations of the Company.

The family of Mr. Sumner J. Waring, III, Senior Vice President Major Market Operations, has had a relationship with SCI since 1996, when the family sold its business to SCI. For 2010, the Company paid $91,500 to Mr. Waring’s parents for services under a consulting agreement, which expires in April 2011. In 2010, the Company leased office space through April 2011 from a company owned by Mr. Waring’s mother and paid rent in the amount of $12,684 in 2010. In February 2011, the Company authorized a twelve month extension of the lease through April 2012. In addition, Mr. Waring’s mother owns a company that leases funeral homes to the Company under a lease expiring in 2016 for which the Company paid rent of $200,000 in 2010.

Barrow, Hanley, Mewhinney & Strauss, Inc. (“BHMS”) is a holder of more than 5% of the outstanding shares of Common Stock of the Company. During 2010, BHMS was one of the investment managers of portfolios of independent trusts which hold funds collected from consumers in connection with preneed funeral sales and preneed cemetery sales. The process by which such portfolio managers are chosen and overseen is outlined above under the section entitled “Board of Directors — Board Committees — Investment Committee”. During 2010, BHMS managed on average approximately $234,139,990 for such trusts and was managing approximately $247,768,108 at the end of 2010. Such trusts are prohibited from investing in SCI stock or other SCI securities. For such services, the trusts paid fees of $607,285 to BHMS for 2010. It is expected that BHMS will continue to act as an investment manager for such trusts during 2011.

In February 2007, the Company adopted a written policy regarding “related person transactions” which are required to be disclosed under SEC rules. Generally, these are transactions that involve (i) the Company, (ii) a director, officer or 5% shareholder, or family member or affiliates, and (iii) an amount over $120,000. Under the policy, our General Counsel will review any related person transaction with our Nominating and Corporate Governance Committee or its Chairman. Then, the committee or the Chairman will make a determination whether the transaction is consistent with the best interests of the Company and our shareholders. In February 2011, the Nominating and Corporate Governance Committee, reviewed and approved the transactions reported above.

VOTING SECURITIES AND PRINCIPAL HOLDERS

The table below sets forth information with respect to any person who is known to the Company as of March 14, 2011 to be the beneficial owner of more than five percent of the Company’s Common Stock.

	Amount
Name and Address	Beneficially		Percent
of Beneficial Owner	Owned		of Class

FMR LLC, Fidelity Management & Research Company, Fidelity Advisor Leveraged Company Stock Fund, Fidelity Leveraged Company Stock Fund and Edward C. Johnson, 3d	31,856,623	(1)	13.0%
Southeastern Asset Management, Inc., Longleaf Partners Small Cap Fund and O. Mason Hawkins	31,828,484	(2)	13.0%
6410 Poplar Ave., Suite 900 Memphis, TN 38119
Barrow, Hanley, Mewhinney & Strauss, Inc.	26,562,781	(3)	10.9%
2200 Ross Avenue, 31st Floor Dallas, Texas 75201-2761
Vanguard Windsor Funds — Vanguard Windsor II Fund 23-2439132	21,756,236	(4)	8.9%
(“Windsor II”)
100 Vanguard Blvd Malvern, Pennsylvania 19355
BlackRock, Inc.	12,744,745	(5)	5.2%
40 East 52nd Street New York, NY 10022

(1)	Based on a filing made by the named companies and person on February 14, 2011, which reported sole voting power for 198,229 shares, shared voting power for no shares, sole investment power for 31,856,623 shares and shared investment power for no shares.

(2)	Based on a filing made by the named companies and person on February 7, 2011, which reported sole voting power for 12,341,584 shares, shared voting power for 16,088,000 shares, sole investment power for 15,740,484 shares and shared investment power for 16,088,000 shares.

(3)	Based on a filing made by Barrow, Hanley, Mewhinney & Strauss, Inc. on February 11, 2011, which reported sole voting power for 1,170,445 shares, shared voting power for 25,392,336 shares, sole investment power for 26,562,781 shares and shared investment power for no shares. BHMS has informed the Company that the shares reported in the table as beneficially owned by BHMS include all 21,756,236 shares reported in the table as beneficially owned by Windsor II, for whom BHMS is an investment manager.

(4)	Based on a filing made by the named fund on February 10, 2011, which reported sole voting power for 21,756,236 shares, shared voting power for no shares, sole investment power for no shares and shared investment power for no shares. BHMS has informed the Company that the shares reported in the table as beneficially owned by BHMS include all 21,756,236 shares reported in the table as beneficially owned by Windsor II, for whom BHMS is an investment manager.

(5)	Based on a filing made by the named company on February 8, 2011, which reported sole voting power for 12,744,745 shares, shared voting power for no shares, sole investment power for 12,744,745 shares and shared investment power for no shares.

The table below sets forth, as of March 14, 2011, the amount of the Company’s Common Stock beneficially owned by each Named Executive Officer, each director and nominee for director, and all directors and executive officers as a group, based upon information obtained from such persons. Securities reported as beneficially owned include those for which the persons listed have sole voting and investment power, unless otherwise noted. Securities that have been pledged are disclosed in the notes.

			Right to Acquire Ownership
	Shares		Under Options Exercisable	Percent
Name of Individual or Group	Owned		Within 60 Days	of Class

R. L. Waltrip	1,871,203	(1)	1,294,866	1.3%
Thomas L. Ryan	971,452		1,991,832	1.2%
Michael R. Webb	562,237		975,166	*
Eric D. Tanzberger	200,251		291,733	*
Sumner J. Waring, III	310,813		356,400	*
Alan R. Buckwalter	97,587	(2)	—	*
Anthony L. Coelho	70,930		—	*
A. J. Foyt, Jr.	114,668	(3)	—	*
Malcolm Gillis	65,495		—	*
Victor L. Lund	128,661		—	*
John W. Mecom, Jr.	110,199		—	*
Clifton H. Morris, Jr.	158,227	(4)	—	*
W. Blair Waltrip	1,598,420	(5)	—	*
Edward E. Williams	272,217		—	*
Executive Officers and Directors as a Group (26 persons)	6,927,394		6,909,285	5.6%

*	Less than one percent

(1)	Includes 468,384 shares held in trusts under which Mr. R. L. Waltrip’s three children, as trustees, share voting and investment powers; Mr. R.L. Waltrip disclaims beneficial ownership of such shares. These shares are also included in the shares owned by Mr. W. Blair Waltrip. See Footnote (5). Also includes 470,133 shares held by trusts of which Mr. R. L. Waltrip is the trustee having sole voting and investment powers.

(2)	Includes 6,400 shares held by Mr. Buckwalter as custodian for family members. Mr. Buckwalter has sole voting and investment power for such shares and disclaims beneficial ownership of such shares.

(3)	Includes 17,885 shares held by Mr. Foyt as custodian for family members. Mr. Foyt has sole voting and investment power for such shares and disclaims beneficial ownership of such shares. Also includes 1,125 shares owned by Mr. Foyt’s wife.

(4)	Includes 4,034 shares owned by Mr. Morris’ wife. Mr. Morris disclaims beneficial ownership of such shares.

(5)	Includes 253,438 shares held in trusts for the benefit of Mr. W. Blair Waltrip, and 468,384 shares held in trusts under which Mr. W. Blair Waltrip, his brother and his sister are trustees and have shared voting and investment power and for which Mr. W. Blair Waltrip disclaims 2/3 beneficial ownership. Also includes 105,357 shares held by other family members or trusts, of which shares Mr. W. Blair Waltrip disclaims beneficial ownership. Of the shares attributable to the trusts, 468,384 shares are also included in the shares owned by Mr. R. L. Waltrip. See Footnote (1). Also includes 79,600 shares held by a charitable foundation of which Mr. W. Blair Waltrip is President.

REPORT OF THE AUDIT COMMITTEE

The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities to ensure the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications, independence and performance and the performance of the Company’s internal audit function. The Audit Committee’s functions are detailed in the section entitled “Board of Directors — Board Committees — Audit Committee” above. The Audit Committee Charter is available for viewing on the SCI’s home page, www.sci-corp.com, and is also available in print to any shareholder who requests it.

Each member of the Audit Committee is independent and financially literate, as defined by the New York Stock Exchange rules, and is limited to serving on no more than three audit committees of public companies. The Board of Directors has appointed, and the Audit Committee has acknowledged, Mr. Victor L. Lund, Chairman of the Audit Committee, as the Audit Committee Financial Expert as defined by the rules of the Securities and Exchange Commission.

The Audit Committee has reviewed and discussed the audited financial statements with management of the Company and with the independent registered public accounting firm. Specifically, the Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has also received the written disclosures in the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s independence, and has discussed with the independent registered public accounting firm their independence. The Audit Committee has also reviewed the independence of the independent registered public accounting firm considering the compatibility of non-audit services with maintaining their independence from the Company. Based on the preceding review and discussions contained in this paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE:

Victor L. Lund, Chair
Alan R. Buckwalter, III
Malcolm Gillis
Clifton H. Morris
Edward E. Williams

PROPOSAL 2
PROPOSAL TO APPROVE THE SELECTION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

The Audit Committee of the Board of Directors of the Company has recommended PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) to serve as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2011. PricewaterhouseCoopers and its predecessors have audited the Company’s accounts since 1993. A representative of PricewaterhouseCoopers is expected to be present at the Annual Meeting, and such representative will have the opportunity to make a statement if he or she desires to do so and be available to respond to appropriate questions at such meeting. The Audit Committee wishes to submit the selection of PricewaterhouseCoopers for shareholders’ approval at the Annual Meeting. If the shareholders do not give approval, the Audit Committee will reconsider its selection. The affirmative vote of the holders of a majority of shares represented at the Annual Meeting will be required for approval of this proposal.

Audit Fees and All Other Fees

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by the independent registered public accounting firm. The policy permits the Audit Committee to grant pre-approval for specifically defined audit and non-audit services. All of the fees set forth below were pre-approved by the Audit Committee.

Audit Fees

Fees for audit services were $5,200,752 in 2010 and $4,805,000 in 2009, including fees associated with the annual audit of the Company’s consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act, the reviews of the Company’s quarterly reports on Form 10-Q, and fees related to statutory audits.

Audit- Related Fees

Fees for audit-related services totaled $510,748 in 2010 and $385,400 in 2009. Audit-related services in 2010 were primarily related to an effectiveness review of certain financial processes and related controls. Audit-related services in 2009 were primarily related to consulting fees related to the planned Keystone acquisition and certain new accounting pronouncements.

Tax

Fees for tax services, including tax compliance, tax advice and tax planning, were $1,237,750 in 2010 and $838,500 in 2009. Fees for tax services in 2010 were primarily for assistance in international corporate restructuring and in 2009 were primarily related to assistance provided in the completion of a tax basis balance sheet.

All Other Fees

Fees for all other services not described above were approximately $3,198 in 2010 and $3,200 in 2009. Amounts for both years were for research database licensing fees.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY.

PROPOSAL 3
PROPOSAL TO APPROVE THE AMENDED AND RESTATED INCENTIVE PLAN

The Board of Directors of the Company has adopted, subject to approval by shareholders, a restatement of the Service Corporation International Amended 1996 Incentive Plan, as the Service Corporation International Amended and Restated Incentive Plan, effective May 11, 2011 (the “Amended Plan”), to make the following changes to its terms:

(1) increase the total number of shares of common stock available for grant under the Amended Plan from 34,000,000 shares to 44,000,000 shares;

(2) provide that the maximum number of shares of common stock that may be issued on or after May 11, 2011 to any employee pursuant to a restricted stock award, a stock equivalent unit and a performance grant is an aggregate of 1,000,000 shares;

(3) increase the limitations on certain forms of awards;

(4) extend the term of the Amended Plan such that no award may be granted thereunder after May 11, 2021;

(5) permit the deferral of grants of shares of restricted stock under the Service Corporation International Executive Deferred Compensation Plan; and

(6) revise certain other provisions of the Amended Plan to conform to applicable rules and regulations, including without limitation, Section 409A of the Internal Revenue Code.

The Company is restating the Amended Plan because it believes that it must retain flexibility to respond to changes in the market for top executives and offer compensation packages that are competitive with those offered by others in the industry. Approval of this proposal is subject to the approval of a majority of the holders of shares of the Company’s common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. Each holder of our common stock is entitled to one vote for each share held. Abstentions will have the same effect as a vote AGAINST this proposal. Broker non-votes are not counted. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE AMENDED PLAN.

The following description of the Amended Plan, as proposed to be amended by this proposal, is qualified in its entirety by reference to the full text of the Amended Plan, as proposed to be amended by this proposal, which is attached to this Proxy Statement as Annex B.

Description of the Amended Plan

Purpose

The purpose of the Amended Plan is to provide a means whereby certain key employees of the Company and its affiliates may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with, and devote their best efforts to, the business of the Company, thereby advancing the interests of the Company and its shareholders. The Company believes that the possibility of participation in the Amended Plan through (i) receipt of incentive or nonqualified stock options (“Stock Options”), (ii) the grant of certain bonuses (“Bonus Awards”) based on achievement of pre-established performance goals (some or all of which Bonus Awards may be paid in Common Stock), (iii) the award of restricted stock (“Restricted Stock Awards”), (iv) the grant of restricted stock units (“Restricted Stock Units”), (v) the grant of stock equivalent units (“Stock Equivalent Units”), and (vi) the grant of performance awards (“Performance Grants”) based on the achievement of pre-established performance goals (some or all of which Performance Grants may be paid in Common Stock) (Stock Options, Bonus Awards, Restricted Stock Awards, Restricted Stock Units, Stock Equivalent Units and Performance Grants shall be collectively referred to herein as “Awards”), will provide key employees an incentive to perform more effectively and will assist the Company in obtaining and retaining people of outstanding training and ability.

Term

The Service Corporation International 1996 Incentive Plan was effective February 15, 1996 and was amended and restated effective May 9, 2007. The plan shall be further amended and restated effective May 11, 2011, if approved by shareholders. No Award may be granted under the Amended Plan after May 11, 2021.

Administration

The Amended Plan is administered by the Compensation Committee of the Board of Directors (the “Committee”). The Committee is comprised solely of at least two members who are both Disinterested Persons and Outside Directors (each as defined in the Amended Plan). No member of the Committee is eligible to participate in the Amended Plan. All questions of interpretation and application of the Amended Plan and Awards shall be determined by the Committee.

Participation

Participation in the Amended Plan is limited to key employees (“Employees”) selected by the Committee. The Company estimates approximately 75 Employees are eligible to participate in the Amended Plan.

Shares of Stock Available For Awards

Upon approval of the Amended Plan, a total of 44,000,000 shares of Common Stock will available for issuance under, or in payment of, the Awards. The shares may be treasury shares or authorized but unissued shares of the Company. In the event an Award expires or terminates for any reason or is surrendered, the shares of Common Stock allocable to the unexercised portion of that Award may again be subject to an Award under the Amended Plan. However, any shares of Common Stock that are withheld or reacquired by the Company in satisfaction of a tax withholding obligation shall not be available for future Awards under the Amended Plan.

The maximum number of shares of Common Stock which may be issued in payment of Bonus Awards payable in stock, Restricted Stock Awards, Restricted Stock Units, Stock Equivalent Units and Performance Grants payable in stock during the life of the Amended Plan is 6,000,000 shares. The maximum number of shares of Common Stock that may be issued on or after May 11, 2011 to any Employee during the term of the Amended Plan pursuant to a Restricted Stock Award, a Restricted Stock Unit, a Stock Equivalent Unit and a Performance Grant is an aggregate of 1,000,000 shares.

As of February 28, 2011, under the Amended Plan, an aggregate of 32,873,682 shares of Common Stock (i) have been issued under or in payment of Awards or (ii) are available for issuance under or in payment of Awards that have been made, leaving 1,126,318 shares of Common Stock currently available for use by the Company in making Awards. On February 28, 2011, the closing price of the Common Stock on the New York Stock Exchange was $10.90 per share.

The Amended Plan provides that the number of shares subject thereto and shares covered by Awards outstanding shall be equitably adjusted in the event of stock dividends, stock splits, or other capital adjustments before delivery by the Company of all shares subject to the Amended Plan.

Compensation Deduction Limitation

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally limits to $1,000,000 per year per employee the tax deduction available to public companies for certain compensation paid to designated executives (“covered employees”). These covered employees include the Chief Executive Officer and the next four highest compensated officers of the Company.

Section 162(m)(4)(C) provides an exception from this deduction limitation for certain “performance-based compensation” if specified requirements are satisfied, including: (i) the establishment by a compensation committee comprised of outside directors of performance goals which must be met for the additional compensation to be earned, (ii) the approval of the material terms of the performance goals by the shareholders after adequate disclosure, and (iii) the certification by the compensation committee that the performance goals have been met. The Amended Plan is designed to satisfy these statutory requirements for Incentive Options and Nonqualified Options, Bonus Awards and Performance Grants. Therefore, if the Amended Plan is re-approved by shareholders, the Company anticipates being entitled to continue to deduct an amount equal to the ordinary income reportable by each optionee on exercise of a Nonqualified Option, the early disposition of shares of stock acquired by exercise of an Incentive Option, and the payment of Bonus Awards or Performance Grants in Common Stock or in cash.

Stock Options

The Committee may designate a Stock Option as an Incentive Option or as a Nonqualified Option. The terms of each Stock Option shall be set out in a written Award Agreement which incorporates the terms of the Amended Plan.

The Stock Option price may not be less than the greater of (i) 100% of the “Fair Market Value” (as defined in the Amended Plan) of the Common Stock on the date of grant or (ii) the per share value of the Common Stock on the date of the grant and may not be exercisable after 10 years from the date of grant. In the case of an Incentive Option issued to a 10% Shareholder (as defined in the Amended Plan) of the Company (i) the Incentive Option price may not be less than the greater of (a) 110% of the fair market value of the Common Stock on the date of grant or (b) the per share value of the Common Stock on the date of the grant, and (ii) the period over which the Incentive Option is exercisable may not exceed five years.

Exercise of Options

Stock Options may be exercisable by written notice of exercise and payment of the Stock Option price in cash, or in previously owned shares of Common Stock or an attestation to ownership thereof valued at fair market value on the date of exercise, or in any other form of payment acceptable to the Committee. Special rules apply which limit the time of exercise of an Incentive Option following an Employee’s (as defined in the Amended Plan) termination of employment. The Committee may impose restrictions on the exercise of any Stock Option. In the event of a “Change of Control” (as defined in the Amended Plan), all Stock Options then outstanding become immediately exercisable in full. The Stock Options should qualify as “performance-based compensation” for purposes of Section 162(m).

Bonus Awards

The Committee may designate certain Employees who become eligible to earn a Bonus Award if certain pre-established performance goals are satisfied. In determining which Employees shall be eligible for a Bonus Award, the Committee will consider the nature of the Employee’s duties, past and potential contributions to the success of the Company and its affiliates, and such other factors as the Committee deems relevant in connection with accomplishing the purposes of the Amended Plan.

The Committee shall determine the terms of a Bonus Award, if any, for each measurement period selected by the Committee, which shall not be greater than one year. The performance goals determined by the Committee may include, but are not limited to, increases in the following measures of performance: net profits, operating income, stock price, earnings per share, sales and/or return on equity. Before any Bonus Award may be paid, the Committee must certify in writing that the performance goal has been satisfied. The maximum amount of any Bonus Award payable to any one Employee in a single measurement period may not exceed $5,000,000, and in each calendar year may not exceed $6,000,000. The Committee retains the discretion to make downward adjustments to Bonus Awards otherwise payable if the performance goal is attained.

The Committee intends to establish performance goals in accordance with Section 162(m) to enable the Company to deduct in full the total payment of any Bonus Award as “performance-based compensation.”

Performance Grants

The Committee may designate certain Employees who become eligible to receive a Performance Grant if certain pre-established performance goals are satisfied. In determining which Employees shall be eligible for a

Performance Grant, the Committee will consider the nature of the Employee’s duties, past and potential contributions to the success of the Company and its affiliates, and such other factors as the Committee deems relevant in connection with accomplishing the purposes of the Amended Plan.

The Committee shall determine the terms of a Performance Grant, if any, for each performance cycle. The performance goals determined by the Committee are limited to the following: economic value added (as determined by the Committee); achievement of profit, loss or expense ratio; revenue or revenue growth; cash flow; book value; sales of services; sales production; net income (either before or after taxes); operating earnings; return on capital; return on net assets; return on stockholders’ equity; return on assets; stockholder returns; productivity; expenses; margins; operating efficiency; customer satisfaction; earnings per share; price per share of Common Stock; and market share, any of which may be adjusted or measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. Before any Performance Grant may be paid, the Committee must certify in writing that the performance goal has been satisfied. The maximum amount of any Performance Grant payable to any Employee during a performance cycle may not exceed $5,000,000. The Committee retains the discretion to make downward adjustments to Performance Grants otherwise payable if the performance goal is attained.

The Committee intends to establish performance goals in accordance with Section 162(m) to enable the Company to deduct in full the total payment of any Performance Grant as “performance-based compensation.”

Restricted Stock Awards

The Committee may grant Restricted Stock Awards to certain Employees of the Company. In determining which Employees shall be eligible for a Restricted Stock Award, the Committee will consider the nature of the Employee’s duties, past and potential contributions to the success of the Company and its affiliates, and such other factors as the Committee deems relevant in connection with accomplishing the purposes of the Amended Plan.

The Committee shall determine the conditions and restrictions of a Restricted Stock Award, including forfeiture restrictions, forfeiture restriction periods, and performance criteria, if any, with respect to the Restricted Stock Award.

Restricted Stock Units

The Committee may grant Restricted Stock Units to certain Employees of the Company. In determining which Employees shall be eligible for an award of Restricted Stock Units, the Committee will consider the nature of the Employee’s duties, past and potential contributions to the success of the Company and its affiliates, and such other factors as the Committee deems relevant in connection with accomplishing the purposes of the Amended Plan.

The Committee shall determine the conditions and restrictions of an award of Restricted Stock Units, including the number of units, the terms of redemption, and the performance criteria, if any. The maximum number of Restricted Stock Units which may be awarded to any Employee during the term of the Amended Plan is 1,000,000 units.

Stock Equivalent Units

The Committee may grant Stock Equivalent Units to certain Employees of the Company. In determining which Employees shall be eligible for an award of Stock Equivalent Units, the Committee will consider the nature of the Employee’s duties, past and potential contributions to the success of the Company and its affiliates, and such other factors as the Committee deems relevant in connection with accomplishing the purposes of the Amended Plan.

The Committee shall determine the conditions and restrictions of an award of Stock Equivalent Units, including the number of units, the terms of redemption, and the performance criteria, if any. The maximum number of Stock Equivalent Units which may be awarded to any Employee during the term of the Amended Plan has been increased from 400,000 units to 1,000,000 units.

Limits on Transferability

Except as set forth below, the Awards granted under the Amended Plan will not be transferable by Employees, except by will or under the laws of descent and distribution, and will be exercisable only during the Employee’s lifetime by the Employee. The Committee may grant Awards transferable, without payment of consideration, to immediate family members (as defined in the Amended Plan) of the Employee. In the event a Nonqualified Option is transferred as contemplated hereby, such Nonqualified Options may be subsequently transferred by the transferee only by will or under the laws of descent and distribution, or, without payment of consideration, to immediate family members of the Employee.

Amendment or Termination of Amended Plan

The Board of Directors of the Company may amend, terminate or suspend the Amended Plan at any time, in its sole and absolute discretion; provided, however, to the extent required under applicable stock exchange rules or other applicable rules or regulations, no amendment or modification shall be made to the Amended Plan without the approval of the Company’s shareholders. To the extent required to maintain the status of any Incentive Option under the Code, no amendment that would (a) change the aggregate number of shares of Common Stock which may be issued under Incentive Options, (b) change the class of Employees eligible to receive Incentive Options, or (c) decrease the Incentive Option price for Incentive Options below the fair market value of the Common Stock at the time it is granted, shall be made without the approval of the Company’s shareholders.

Federal Tax Consequences

This general tax discussion is intended for the information of the shareholders of the Company considering how to vote with respect to this proposal and not as tax guidance to participants in the Amended Plan. Different tax rules may apply to specific participants and transactions under the Amended Plan.

The grant of Incentive Options to an Employee does not result in any income tax consequences. The exercise of an Incentive Option generally does not result in any income tax consequences to the Employee if the Incentive Option is exercised by the Employee during his employment with the Company or a subsidiary, or within a specified period after termination of employment. However, the excess of the fair market value of the shares of Common Stock as of the date of exercise over the Incentive Option price is a tax preference item for purposes of determining an Employee’s alternative minimum tax, if applicable. An Employee who sells shares acquired pursuant to the exercise of an Incentive Option after the expiration of (i) two years from the date of grant of the Incentive Option, and (ii) one year after the transfer of the shares to him (the “Waiting Period”) will generally recognize a long-term capital gain or loss on the sale.

An Employee who disposes of his Incentive Option shares prior to the expiration of the Waiting Period (an “Early Disposition”) generally will recognize ordinary income in the year of sale in an amount equal to the excess, if any, of (a) the lesser of (i) the fair market value of the shares as of the date of exercise or (ii) the amount realized on the sale, over (b) the Incentive Option price. Any additional amount realized on an Early Disposition should be treated as capital gain to the Employee, short or long term, depending on the Employee’s holding period for the shares. If the shares are sold for less than the Incentive Option price, the Employee will not recognize any ordinary income but will recognize a capital loss, short or long term, depending on the holding period.

The Company will not be entitled to a deduction as a result of the grant of an Incentive Option, the exercise of an Incentive Option, or the sale of Incentive Option shares after the Waiting Period. If an Employee disposes of Incentive Option shares in an Early Disposition, the Company would be entitled to deduct the amount of ordinary income recognized by the Employee.

The grant of Nonqualified Options under the Amended Plan will not result in the recognition of any taxable income by the Employee. In addition, the transfer of Nonqualified Options granted under the Amended Plan by the Employee to the Employee’s immediate family members will not result in the recognition of any taxable income by the Employee at the time of the transfer. An Employee will recognize ordinary income on the date of exercise of the Nonqualified Option (whether by the Employee or by the Employee’s immediate family members with respect to transferred Nonqualified Options) equal to the excess, if any, of (i) the fair market value of the shares received on exercise (determined as of the exercise date), over (ii) the exercise price. The tax basis of these shares received on exercise of the Nonqualified Options (whether by the Employee or by the Employee’s immediate family members with respect to transferred Nonqualified Options) for purposes of a subsequent sale of the shares is equal to the sum of (i) the Nonqualified Option price paid for the shares and (ii) the ordinary income recognized on exercise of the Nonqualified Option (i.e., the fair market value of the shares on the exercise date). The income reported by the Employee on exercise of a Nonqualified Option (whether by the Employee or by the Employee’s immediate family members with respect to transferred Nonqualified Options) is subject to federal income tax and employment tax withholding.

Generally, the Company will be entitled to a deduction in the amount reportable as income by the Employee on the exercise of a Nonqualified Option (whether by the Employee or by the Employee’s immediate family members with respect to transferred Nonqualified Options) in the year in which the Employee reports such income, subject to the $1,000,000 per year per Employee compensation deduction limitation for covered employees as discussed hereinabove.

Bonus Awards, Performance Grants and Stock Equivalent Units paid in cash generally result in taxable income to the recipient and a compensation deduction by the Company at the time the cash payment is made. Bonus Awards and Performance Grants paid in shares of Common Stock result in taxable income to the recipient at the fair market value of the Common Stock on the date of transfer and result in a corresponding compensation deduction for the Company. Bonus Awards, Performance Grants and Stock Equivalent Units are subject to federal income and employment tax withholding.

Restricted Stock Awards are not subject to taxation at the time of grant because the shares are subject to forfeiture if the vesting criteria are not met. Accordingly, the Company is not entitled to a compensation deduction at that time. When the Restricted Stock vests the employee will have taxable income based upon the fair market value on the date vesting occurs. The Company will, subject to Section 162(m) of the Code, then be entitled to a corresponding compensation deduction. All dividends and distributions (or the cash equivalent thereof) with respect to a Restricted Stock Award paid to the employee before the risk of forfeiture lapses will also be compensation income to the employee when paid. Notwithstanding the foregoing, the recipient of a Restricted Stock Award may elect under Section 83(b) of the Code to be taxed at the time of grant of the Restricted Stock Award based on the fair market value of the shares of common stock on the date of the award, in which case (1) subject to Section 162(m) of the Code, the Company will be entitled to a deduction at the same time and in the same amount, (2) dividends paid to the recipient during the period the forfeiture restrictions apply will be taxable as dividends and will not be deductible by the Company and (3) there will be no further federal income tax consequences when the risk of forfeiture lapses. This election must be made not later than thirty days after the grant of the Restricted Stock Award and is irrevocable.

Restricted Stock Units are not subject to taxation at the time of grant, and the Company will not be entitled to a deduction at that time, assuming that the restrictions constitute a substantial risk of forfeiture for federal income tax purposes. When the risk of forfeiture with respect to the stock subject to the award lapses, the employee will realize ordinary income in an amount equal to the fair market value of the shares of the Company’s common stock at such time over the amount, if any, paid for the shares, and subject to Section 162(m) of the Code, we will be entitled to a corresponding deduction.

Plan Benefits

The Company is not currently able to determine the amount of Awards that will be received in the future by any of the persons eligible to receive an Award under the Amended Plan. With respect to annual performance-based incentives paid in cash, restricted stock, stock options and performance units granted in 2010 to the Named Executive Officers, see the table above under the caption “Grants of Plan-Based Awards.” For grants in 2011, see the tables in the Compensation Discussion and Analysis above under the captions “Annual Performance-Based Incentives Paid in Cash” and “2011 Long-Term Incentive Awards.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE ADOPTION OF THE AMENDED AND RESTATED INCENTIVE PLAN.

PROPOSAL 4
PROPOSAL TO APPROVE THE AMENDMENT TO THE AMENDED AND RESTATED DIRECTOR FEE PLAN

The Board of Directors has adopted the Amendment No. 1 (the “Amendment”) to the Service Corporation International Amended and Restated Director Fee Plan (collectively, the “Fee Plan”), subject to shareholder approval. Consistent with the Company’s desire to provide a competitive director compensation program, the Fee Plan provides for the payment of annual retainer fees to non-employee directors in shares of Common Stock or deferred Common Stock units instead of cash. The total number of shares of Common Stock under the Fee Plan is 1,700,000. This represents an increase of 500,000 shares above the 1,200,000 shares authorized by the current Director Fee Plan.

Approval of this proposal is subject to the approval of a majority of the holders of shares of the Company’s common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. Each holder of our common stock is entitled to one vote for each share held. Abstentions will have the same effect as a vote AGAINST this proposal. Broker non-votes are not counted. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF ADOPTING THE AMENDMENT. The following summary description of the Fee Plan is qualified in its entirety by reference to the full text of the Fee Plan, which is attached to this Proxy Statement as Annex C.

Eligibility

Each non-employee director (a “director”) of the Board of Directors of the Company shall be eligible for participation in the Fee Plan.

Payments under the Fee Plan

The Fee Plan provides the mechanism by which each director of the Board receives the annual retainer for serving on the Board. The annual retainer is 10,000 shares of Company Common Stock. The amount of meeting fees payable in cash by the Company to each non-employee director is established from time to time by the Board of Directors.

The annual retainer fee is paid on the day of the annual shareholders meeting. The annual retainer fee is paid in the form of shares of Common Stock, unless the director makes a timely deferral election to have such amounts paid in the form of deferred Common Stock units (“Units”). Each payment of Common Stock or Units is fully vested. Prior to December 31 of the calendar year immediately proceeding the applicable April 1 to March 31 annual retainer period, each director shall elect to have such payment of annual retainer fees made in shares of Common Stock or Units. Failure to elect a deferral of the annual retainer fees by a director in any year shall result in the annual retainer fees being paid in shares of Common Stock in such year.

If a director elects to receive payment of the annual retainer fees in Units, an account or accounts is established with the Company in the name of such director. The account or accounts are credited with the hypothetical number of Units. As of the Company’s cash dividend payment dates, each director’s account is credited with the whole number of shares of Common Stock (rounded up) that could be purchased, based on the fair market value of the Common Stock on the record date for such cash dividend, with an amount equal to the cash dividends that would be payable on the number of shares of Common Stock that equals the number of Units in the director’s account. The number of Units in a director’s account will also be adjusted by the Board of Directors in its sole discretion in the event of any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, merger, consolidation, spin off, reorganization, partial or complete liquidation or any other corporate transaction or event having an effect similar to any of the foregoing.

Distribution of a Director’s Account

Distribution of a director’s account to a director is intended to begin after termination of service as a director, whether through retirement or otherwise, unless a director has indicated in such director’s annual election a specified date for such distribution to occur. If a director has selected the distribution of the director’s account to begin after termination of service as a director, distributions shall commence on June 15 following termination, unless such distribution is required to be delayed under Section 409A of the Code, in which case such distribution shall commence at the time this statutory delay has expired. In each annual election, a director shall elect the manner of distributions from the director’s account for that annual election, which election shall be either (a) in a single lump sum payment or (b) in approximately equal annual installments over a period of 10 years. A failure to timely make such election shall result in a single lump sum payment with respect to that annual election.

Distributions from a director’s account shall be made in accordance with the director’s annual elections; provided, however, that solely with respect to amounts credited to a director’s unit account as of December 31, 2004 (plus earnings thereon), the Board of Directors may determine that distributions should be made at different times or in a different manner. A director may request that the time or manner of distribution selected in a previously executed annual election be changed. With respect to amounts credited to the director’s account as of December 31, 2004 (plus earnings thereon), any such change request must be submitted to the Board of Directors no later than December 31 of the year prior to the year in which the change is to be made, must set forth the reason for such change, and is subject to approval by the Board of Directors in its sole and absolute discretion. With respect to amounts credited to a director’s account on or after January 1, 2005, any such change request must comply with the following: (i) such election may not take effect until at least twelve months after the date on which the election is made, (ii) the distribution must be deferred for at least five years from the date the distribution otherwise would have been paid, and (iii) such election may not be made less than twelve months before the date the distribution is otherwise scheduled to be paid.

Other Provisions

A director shall not be deemed for any purpose to be, or have any rights as, a stockholder of the Company with respect to any Common Stock issued under the Fee Plan until such director shall have become the holder of record of such Common Stock.

The Fee Plan will be administered by the Board of Directors. The Board of Directors shall have full power and authority to construe, interpret and administer the Fee Plan and its decisions shall be final, conclusive and binding on all parties. The Board of Directors may terminate the Fee Plan or amend it at any time.

The Board of Directors, in its sole discretion, may make adjustments in the maximum number of shares of Common Stock available under the Fee Plan to account for any stock dividend, stock split, or other similar capital adjustment.

Other Information

Based on the $10.90 per share closing price of the Company’s Common Stock as of February 28, 2011, each non-employee director will receive 10,000 shares of Company Common Stock with a fair market value of $109,000 for the director’s 2011 annual retainer fee, resulting in an aggregate payment to the Company’s non-employee directors of 90,000 shares with a value of $981,000.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE AMENDMENT TO THE AMENDED AND RESTATED DIRECTOR FEE PLAN.

PROPOSAL 5
ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Pursuant to SEC rules, we are asking shareholders to approve the compensation of our Named Executive Officers as disclosed in the Compensation Discussion and Analysis, the compensation tables, and any related material contained in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives shareholders the opportunity to endorse or not endorse our executive pay program and policies through the following resolution:

“Resolved, that the shareholders approve the compensation of our Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and any related material contained in our Proxy Statement.”

The compensation of our executive officers is based on a program that ties a substantial percentage of an executive’s compensation to the attainment of financial and other performance measures that, the Board believes, promote the creation of long-term shareholder value and position the Company for long-term success. As described more fully in the Compensation Discussion and Analysis, the mix of fixed and performance based compensation and the terms of annual and long-term incentive awards are all designed to enable the Company to attract and maintain top talent while, at the same time, creating a close relationship between performance and compensation. The Compensation Committee and the Board of Directors believe that the design of the program, and therefore the compensation awarded to Named Executive Officers under the current program, fulfills this objective.

Shareholders are urged to read the Compensation Discussion and Analysis section of this Proxy Statement, which discusses in detail how our compensation policies and procedures implement our compensation philosophy. For additional discussion of our focus on performance, see the “Compensation Highlights” on page 21.

Although the vote is non-binding, the Compensation Committee will review the voting results in connection with their ongoing evaluation of the Company’s compensation program. Approval of this proposal is subject to the approval of a majority of the holders of shares of the Company’s common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. Each holder of our common stock is entitled to one vote for each share held. Abstentions will have the same effect as a vote AGAINST this proposal. Broker non-votes are not counted.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ADVISORY APPROVAL OF THE RESOLUTION SET FORTH ABOVE.

PROPOSAL 6
VOTE ON THE FREQUENCY OF
AN ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

Pursuant to SEC rules, we are including this proposal to enable our shareholders to indicate how frequently we should seek an advisory vote on the compensation of our Named Executive Officers. By voting on this proposal, shareholders may indicate whether they would prefer an advisory vote on Named Executive Officers compensation once every one, two, or three years, or they may abstain from voting.

The proxy card provides shareholders with the opportunity to choose among the four options (holding the vote every one, two or three years, or abstaining). The optimal frequency of vote will be based on a judgment about the relative benefits of each of the options. There have been diverging views expressed on this question and the Board believes there is a reasonable basis for each of the options. Some shareholders may determine that the two year or three year option is appropriate since our compensation program is structured to support long-term performance. Some shareholders may believe an annual vote is appropriate to allow more prompt reaction to our compensation policies.

Our Board views the voting frequency option as an opportunity to ascertain and implement the views of our shareholders on this topic. Since each option is reasonable, our Board intends to adopt the option which receives the most votes of our shareholders. Accordingly, the Board of Directors does not have a recommendation for voting on the frequency option.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and written representations from reporting persons that no Form 5 was required, the Company believes that all required Form 3, 4 and 5 reports for transactions occurring in 2010 were timely filed, except that J. Daniel Garrison, Senior Vice President Sales, filed late one Form 4 in 2010 reporting one transaction in 2010.

Proxy Solicitation

In addition to solicitation by mail or internet, further solicitation of proxies may be made by mail, facsimile, telephone or oral communication following the original solicitation by directors, officers and regular employees of the Company who will not be additionally compensated therefore, or by its transfer agent. The expense of such solicitation will be borne by the Company and will include reimbursement paid to brokerage firms and other custodians, nominees and fiduciaries for their expenses in forwarding solicitation material regarding the Annual Meeting to beneficial owners.

Other Business

The Board of Directors of the Company is not aware of other matters to be presented for action at the Annual Meeting of Shareholders; however, if any such matters are properly presented for action, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their judgment.

Submission of Shareholder Proposals

Any proposal to be presented by a shareholder at the Company’s 2012 Annual Meeting of Shareholders must be received by the Company by December 5, 2011, so that it may be considered by the Company for inclusion in its proxy statement relating to that meeting.

Pursuant to the Company’s Bylaws, any holder of Common Stock of the Company desiring to bring business before the Company’s 2012 Annual Meeting of Shareholders in a form other than a shareholder proposal in accordance with the preceding paragraph must give advance written notice in accordance with the Bylaws that is received by the Company, addressed to the Secretary, no earlier than January 11, 2012 and no later than February 1, 2012. Any notice pursuant to this or the preceding paragraph should be addressed to the Secretary, Service Corporation International, 1929 Allen Parkway, P.O. Box 130548, Houston, Texas 77219-0548.

To avoid unnecessary expense, please return your proxy regardless of the number of shares that you own. Simply date, sign and return the enclosed proxy in the enclosed business reply envelope. Thank you.

Service Corporation International
1929 Allen Parkway
P.O. Box 130548
Houston, Texas 77219-0548

April 1, 2011

Annex A

2010 REFERENCE GROUP
From Towers Watson
Companies With Revenue of $1-3 Billion

A.O. Smith
Aeropostale
American Crystal Sugar
AMETEK
Armstrong World Industries
Arysta LifeScience North
America*
Beckman Coulter
Bio-Rad Laboratories
Blyth
Bob Evans Farms
Brady
Brown-Forman
CACI International
Callaway Golf
Carlson Companies
Carmeuse Lime & Stone*
Carpenter Technology
Catalent Pharma Solutions
CDI
Celgene
Century Aluminum
Cephalon
CompuCom Systems*
ConvaTec
Convergys
Covance
Crown Castle
Cubic
Deluxe
Dentsply
Donaldson
E.W. Scripps
EMI Music*
Endo Pharmaceuticals
Equifax
Exterran
First Solar
Frontier Airlines
G&K Services
GAF Materials
Garmin
GATX
General Atomics
GEO Group
Getty Images
GTECH*
H.B. Fuller
Harland Clarke*
Hayes-Lemmerz
Herman Miller
HNI
HNTB
Horizon Lines
Houghton Mifflin
Hovnanian Enterprises
Hunt Consolidated
IDEXX Laboratories
IMS Health
Intercontinental Hotels*
International Flavors & Fragrances
International Game Technology
Irvine Company
J. Crew	J.M. Smucker
Jack in the Box
JetBlue
Kaman Industrial Technologies*
Kansas City Southern
KB Home
Kimco Realty
Kinross Gold*
KLA-Tencor
L.L. Bean
Life Touch
Magellan Midstream Partners
Martin Marietta Materials
Mary Kay
McClatchy
Metavante Technologies
MetroPCS Communications
Millipore
Mine Safety Appliances
MSC Industrial Direct
New York Times
Noranda Aluminum
Novell
Omnova Solutions
Papa John’s
Parametric Technology
Perot Systems
Plexus
Polaris Industries
PolyOne
Purdue Pharma
Quintiles
R.H. Donnelley
Ralcorp Holdings
Rayonier
Reader’s Digest
Regal-Beloit
RF Micro Devices
Safety-Kleen Systems
SAS Institute
Schreiber Foods
Schwan’s
Sensata Technologies
Shire Pharmaceuticals*
Stantec*
Steelcase
Sundt Construction
TeleTech Holdings
Tellabs
Teradata
Terra Industries
Thomas & Betts
Timex
Toro
Tupperware
United Rentals
Universal Studios Orlando
Viad
Virgin Mobile USA
W.R.Grace
Watson Pharmaceuticals
Zale

A-1

Annex B

SERVICE CORPORATION INTERNATIONAL
AMENDED AND RESTATED INCENTIVE PLAN

ARTICLE I

PLAN

1.1 Purpose.  The Service Corporation International Amended and Restated Incentive Plan is intended to provide a means whereby certain Employees of the Company and its Affiliates may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. Accordingly, the Company may grant to certain Employees Awards in the form of Incentive Stock Options, Nonqualified Stock Options, Bonus Awards, Restricted Stock Awards, Restricted Stock Units, Stock Equivalent Units and Performance Grants, subject to the terms of the Plan.

1.2 Effective Date of Plan.  The Service Corporation International 1996 Incentive Plan was effective February 15, 1996 and was amended and restated effective May 9, 2007. The Plan shall be further amended and restated as the Service Corporation International Amended and Restated Incentive Plan effective May 11, 2011 if it shall have been approved by at least a majority vote of shareholders voting in person or by proxy with respect to the Plan at a duly held shareholders’ meeting. No Award shall be granted pursuant to the Plan after May 11, 2021.

ARTICLE II

DEFINITIONS

The words and phrases defined in this Article shall have the meaning set out in these definitions throughout the Plan, unless the context in which any such word or phrase appears reasonably requires a broader, narrower, or different meaning.

2.1 “Affiliate” means any parent corporation and any subsidiary corporation. The term “parent corporation” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the action or transaction, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. The term “subsidiary corporation” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the action or transaction, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.2 “Award” means an award or grant made to an Employee under Articles V through X herein.

2.3 “Award Agreement” means the written or electronic agreement provided in connection with an Award setting forth the terms and conditions of the Award. Such Agreement may contain any other provisions that the Committee, in its sole discretion, shall deem advisable which are not inconsistent with the terms of the Plan.

2.4 “Board of Directors” or “Board” means the board of directors of the Company.

2.5 “Bonus Award” means an Award, denominated in cash or in Stock, made to an Employee under Article VI which is intended to qualify as performance based compensation as defined in Section 162(m) of the Code and regulations issued thereunder.

2.6 “Change of Control” means the happening of any of the following events:

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of Common Stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change of Control under this subsection (a): (i) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege), (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iv) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (A), (B) and (C) of subsection (c) of this definition of “Change of Control” are satisfied; or

(b) Individuals who, as of the effective date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company’s shareholders, was approved by (A) a vote of at least a majority of the directors then comprising the Incumbent Board, or (B) a vote of at least a majority of the directors then comprising the Executive Committee of the Board at a time when such committee was comprised of at least five members and all members of such committee were either members of the Incumbent Board or considered as being members of the Incumbent Board pursuant to clause (A) of this subsection (b), shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c) Approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (A) more than 60% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such reorganization, merger or consolidation, and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

(d) Approval by the shareholders of the Company of (A) a complete liquidation or dissolution of the Company or (B) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (i) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company or such corporation, and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

Notwithstanding the foregoing, however, in any circumstance or transaction in which compensation resulting from or in respect of an Award would result in the imposition of an additional tax under Code section 409A if the foregoing definition of “Change of Control” were to apply, but would not result in the imposition of any additional tax if the term “Change of Control” were defined herein to mean a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5), then “Change of Control” shall mean a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5), but only to the extent necessary to prevent such compensation from becoming subject to an additional tax under Section 409A of the Code.

2.7 “Code” means the Internal Revenue Code of 1986, as amended.

2.8 “Committee” means the Compensation Committee of the Board of Directors or such other committee designated by the Board of Directors. The Committee shall at all times consist solely of two or more members of the Board of Directors, and all members of the Committee shall be both Disinterested Persons and Outside Directors.

2.9 “Company” means Service Corporation International, a Texas corporation.

2.10 “Covered Employee” means an Employee who is, or is determined by the Committee may become, a “covered employee” within the meaning of Section 162(m) of the Code.

2.11 “Disability” means the inability of the Employee to perform his or her duties as an employee on a full-time basis as a result of incapacity due to mental or physical illness which continues for more than one year after the commencement of such incapacity, such incapacity to be determined by a physician selected by the Company or its insurers and acceptable to the Employee or the Employee’s legal representative (such agreement as to acceptability not to be withheld unreasonably).

2.12 “Disinterested Person” means an individual who satisfies such requirements as the Securities and Exchange Commission may establish for non-employee directors administering plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act.

2.13 “Employee” means a key employee employed by the Company or any Affiliate to whom an Award is granted.

2.14 “Fair Market Value” of the Stock as of any date means (i) the average of the high and low sale prices of the Stock on that date on the principal securities exchange on which the Stock is listed; or (ii) if the Stock is not listed on a securities exchange, the average of the high and low sale prices of the Stock on that date as reported on the Nasdaq National Market; or (iii) if the Stock is not listed on the Nasdaq National Market, the average of the high and low bid quotations for the Stock on that date as reported by the National Quotation Bureau Incorporated; or (iv) if none of the foregoing is applicable, the average between the closing bid and ask prices per share of stock on the last preceding date on which those prices were reported or that amount as determined by the Committee. If the foregoing provisions are not applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate, in accordance with Section 409A of the Code.

2.15 “Incentive Option” means an Option granted under the Plan which is designated as an “Incentive Option” and satisfies the requirements of Section 422 of the Code.

2.16 “Nonqualified Option” means an Option granted under the Plan other than an Incentive Option.

2.17 “Option” means an Incentive Option or a Nonqualified Option granted under the Plan to purchase shares of Stock.

2.18 “Outside Director” means a member of the Board of Directors serving on the Committee who satisfies the requirements of Section 162(m) of the Code.

2.19 “Performance Criteria” means the criteria the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria are limited to the following: economic value added (as determined by the Committee); achievement of profit, loss or expense ratio; revenue or revenue growth; cash flow; book value; sales of services; sales production; net income (either before or after taxes); operating earnings; return on capital; return on net assets; return on stockholders’ equity; return on assets; stockholder returns; productivity; expenses; margins; operating efficiency; customer satisfaction; earnings per share; price per share of Common Stock; and market share, any of which may be adjusted or measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

2.20 “Performance Goals” means the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of an Affiliate or an individual. The Committee shall establish Performance Goals for each Performance Period prior to, or as soon as practicable after, the commencement of such Performance Period. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

2.21 “Performance Grant” means an Award, denominated in cash or in Stock, made to an Employee under Article IX which is intended to qualify as performance based compensation as defined in Section 162(m) of the Code and regulations issued thereunder.

2.22 “Performance Period” means the designated period during which the Performance Criteria must be satisfied with respect to a Bonus Award

2.23 “Plan” means the Service Corporation International Amended and Restated Incentive Plan, as set out in this document and as it may be amended from time to time.

2.24 “Restricted Stock” means shares of Stock issued as an Award and subject to restrictions and conditions pursuant to Article VII.

2.25 “Restricted Stock Unit” means a bookkeeping entry representing a right granted to an Employee under Article X to receive a share of Stock on a date determined in accordance with the provisions of Article X and the Employee’s Award Agreement.

2.26 “Stock” means the common stock of the Company, $1.00 par value or, in the event that the outstanding shares of common stock are later changed into or exchanged for a different class of stock or securities of the Company or another corporation, that other stock or security.

2.27 “Stock Equivalent Unit” means an Award made to an Employee under Article VIII that entitles the Employee to receive an amount in cash equal to the Fair Market Value of one share of Stock on the date of redemption of such Stock Equivalent Unit, and which is intended to qualify as performance based compensation as defined in Section 162(m) of the Code and regulations issued thereunder.

2.28 “10% Shareholder” means an individual who, at the time the Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Affiliate. An individual shall be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by whole or half blood), spouse, ancestors, and lineal descendants; and stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust, shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries.

ARTICLE III

ELIGIBILITY

The individuals who shall be eligible to receive Awards shall be those Employees as the Committee shall determine from time to time. However, no non-Employee director shall be eligible to receive any Award or to receive stock, stock options, or stock appreciation rights under any other plan of the Company or any of its Affiliates, if receipt of it would cause the individual not to be a Disinterested Person or Outside Director.

ARTICLE IV

GENERAL PROVISIONS RELATING TO AWARDS

4.1 Authority to Grant Awards.  The Committee may grant Awards to those Employees as it shall determine from time to time under the terms and conditions of the Plan. Subject only to any applicable limitations set out in the Plan, the amount of any Award and the number of shares of Stock to be covered by any Award to be granted to an Employee shall be as determined by the Committee. Except for Bonus Awards, each Award shall be evidenced by an Award Agreement which shall set forth the terms and conditions of the Award. Except as otherwise provided herein, no Award granted pursuant to the Plan shall vest in whole or in part in less than six months after the date the Award is granted. An Employee who has received an Award in any year may receive an additional Award or Awards in the same year or in subsequent years. After considering the effects of any action on Section 162(m) of the Code, the Committee may, in its discretion, waive or accelerate any restrictions to which the Options, Restricted Stock Awards, Restricted Stock Units and Stock Equivalent Units may be subject; provided, however that the Committee may not alter, amend or modify pre-established performance based criteria to which any Award may be subject.

4.2 Dedicated Shares.  The total number of shares of Stock with respect to which Awards may be granted under the Plan shall be 44,000,000 shares. The shares of Stock may be treasury shares or authorized but unissued shares. The maximum number of shares of Stock and Stock Equivalent Units with respect to which Awards may be granted during the life of the Plan as Bonus Awards payable in stock, Restricted Stock Awards, Restricted Stock Units, Stock Equivalent Units, and Performance Grants payable in stock is an aggregate of 6,000,000 shares. The maximum number of shares of Stock that may be issued on or after May 11, 2011 to any Employee during the term of the Plan pursuant to a Restricted Stock Award, a Restricted Stock Unit, a Stock Equivalent Unit and a Performance Grant is an aggregate of 1,000,000 shares. The numbers of shares of Stock stated in this Section 4.2 shall be subject to adjustment in accordance with the provisions of Section 4.5.

In the event that any Award shall expire or terminate for any reason or any Award is surrendered, the shares of Stock allocable to that Award may again be subject to an Award under the Plan. Any shares of Stock withheld or reacquired by the Company in satisfaction of a tax withholding obligation, as permitted in Section 13.4, will not again be subject to an Award under the Plan.

4.3 Non-Transferability.  Except as otherwise determined by the Committee in compliance with Rule 16b-3 under the Exchange Act, the Awards granted hereunder shall not be transferable by the Employee otherwise than by will or under the laws of descent and distribution, and shall be exercisable, during the Employee’s lifetime, only by the Employee. The Committee may grant Awards that are transferable, without payment of consideration, to immediate family members of the Employee; the Committee may also amend outstanding

Awards to provide for such transferability. A transfer of a Nonqualified Option pursuant to this Section may only be effected by the Company at the written request of an Employee and shall become effective only when recorded in the Company’s record of outstanding Nonqualified Options. In the event a Nonqualified Option is transferred as contemplated hereby, such Nonqualified Option may be subsequently transferred by the transferee only by will or the laws of descent and distribution or, without payment of consideration, to immediate family members of the Employee. In the event a Nonqualified Option is transferred as contemplated hereby, such Nonqualified Option will continue to be governed by and subject to the terms of this Plan and the relevant grant, and the transferee shall be entitled to the same rights as the Employee hereunder, as if no transfer had taken place. As used herein, “immediate family members” shall mean with respect to any person, such person’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Employee’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Employee) control the management of assets, and any other entity in which these persons (or the Employee) own more than 50% of the voting interests. With respect to all options outstanding under the Service Corporation International 1996 Incentive Plan which prior to the effective date of this Plan have been approved to be or become transferable to immediate family members, such options are hereby amended to be transferable to immediate family members pursuant to and in accordance with the provisions of this Section 4.3.

4.4 Requirements of Law.  The Company shall not be required to sell or issue any Stock under any Award if issuing that Stock would constitute or result in a violation by the Employee or the Company of any provision of any law, statute, or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities pursuant to any Award, the Company shall not be required to issue any Stock unless the Committee has received evidence satisfactory to it to the effect that the holder of that Award will not transfer the Stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The determination by the Committee on this matter shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any Stock covered by the Plan pursuant to applicable securities laws of any country or any political subdivision. In the event the Stock issuable pursuant to an Award is not registered, the Company may imprint on the certificate evidencing the Stock any legend that counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of, or the issuance of shares under, an Award to comply with any law or regulation of any governmental authority.

4.5 Changes in the Company’s Capital Structure.

(a) The existence of the Plan and the Awards granted hereunder shall not affect or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Stock or the rights thereof, the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

(b) In the event of any change in the outstanding shares of Stock of the Company by reason of any stock split, stock dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, liquidation, rights offering, share offering, reorganization, combination or exchange of shares, a sale by the Company of all of part of its assets, any distribution to shareholders other than a normal cash dividend, or other extraordinary or unusual event, the Committee shall make equitable adjustments in the terms of any Award or the number of shares of Stock available for Awards, subject to Section 162(m) of the Code, and such adjustments shall be final, conclusive and binding for all purposes of the Plan.

(c) Notwithstanding the foregoing: (i) any adjustments made pursuant to this Section to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code unless the Participant consents otherwise; (ii) any adjustments made to Awards that are not considered “deferred compensation” subject to

Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment, the Awards either continue not to be subject to Section 409A of the Code or comply with the requirements of Section 409A of the Code unless the Participant consents otherwise; and (iii) the Committee shall not have the authority to make any adjustments under this Section to the extent that the existence of such authority would cause an Award that is not intended to be subject to Section 409A of the Code to be subject thereto.

4.6 Termination of Employment.  Except as specifically provided herein, the Committee shall set forth in the Award Agreement the status of any Award or shares of Stock underlying any Award upon the termination of the Employee’s employment for any reason.

4.7 Election Under Section 83(b) of the Code.  No Employee shall exercise the election permitted under Section 83(b) of the Code without written approval of the Committee. Any Employee doing so shall forfeit all Awards issued to the Employee under the Plan.

4.8 Change of Control.  Upon a Change of Control:

(a) all outstanding Options shall become immediately exercisable to the full extent of the grant. From and after a Change of Control, Nonqualified Options shall remain exercisable for the lesser of (x) the balance of their original term and (y) (i) six months and one day after termination of an Employee’s employment other than due to death, Disability or retirement at or after age 55 or (ii) one year after termination of an Employee’s employment due to death, Disability or retirement at or after age 55. From and after a Change of Control, Incentive Options shall remain exercisable for three months after termination of an Employee’s employment;

(b) all Bonus Awards shall become immediately payable to the fullest extent of the Award regardless of whether the Measurement Period (hereinafter defined) upon which it is based has been completed;

(c) all forfeiture restrictions and forfeiture restriction periods with respect to Restricted Stock Awards shall expire immediately;

(d) all Restricted Stock Units shall be vested and otherwise settled by the Company on the date of the Change of Control; and

(e) all Stock Equivalent Units shall be redeemed by the Company on the twentieth business day after the Change of Control at a price per Stock Equivalent Unit equal to the Fair Market Value per share of the Stock on the date prior to the date of redemption; and

(f) all Performance Grants shall become immediately payable to the fullest extent of the Award regardless of whether the Performance Cycle (hereinafter defined) upon which it is based has been completed.

ARTICLE V

OPTIONS

5.1 Type of Option.  The Committee shall specify whether a given Option shall constitute an Incentive Option or a Nonqualified Option.

5.2 Option Price.  The price per share at which shares of Stock may be purchased under an Incentive Option shall not be less than the greater of (i) 100% of the Fair Market Value per share of Stock on the date the Option is granted, or (ii) the per share par value of the Stock on the date the Option is granted. The Committee in its discretion may provide that the price per share at which shares of Stock may be purchased shall be more than 100% of Fair Market Value per share. In the case of any 10% Shareholder, the price per share at which shares of Stock may be purchased under an Incentive Option shall not be less than the greater of: (a) 110% of the Fair Market Value per share of Stock on the date the Incentive Option is granted or (b) the per share par value of the Stock on the date the Incentive Option is granted.

The price per share at which shares of Stock may be purchased under a Nonqualified Option shall not be less than the greater of: (i) 100% of the Fair Market Value per share of Stock on the date the Option is granted or

(ii) the per share par value of the Stock on the date the Option is granted. The Committee in its discretion may provide that the price per share at which shares of Stock may be purchased shall be more than 100% of Fair Market Value per share.

5.3 Duration of Options.  No Option shall be exercisable after the expiration of 10 years from the date the Option is granted. In the case of a 10% Shareholder, no Incentive Option shall be exercisable after the expiration of five years from the date the Incentive Option is granted.

5.4 Amount Exercisable.  Each Option may be exercised from time to time, in whole or in part, in the manner and subject to the conditions the Committee, in its discretion, may provide in the Award Agreement, as long as the Option is valid and outstanding. To the extent that the aggregate Fair Market Value (determined as of the time an Incentive Option is granted) of the Stock with respect to which Incentive Options first become exercisable by the optionee during any calendar year (under the Plan and any other incentive stock option plan(s) of the Company or any Affiliate) exceeds $100,000, the Incentive Options shall be treated as Nonqualified Options. In making this determination, Incentive Options shall be taken into account in the order in which they were granted.

5.5 Exercise of Options.  Options shall be exercised by the delivery of written notice to the Company setting forth the number of shares with respect to which the Option is to be exercised, together with: (i) cash, check, certified check, bank draft, or postal or express money order payable to the order of the Company for an amount equal to the Option Price of the shares, (ii) if acceptable to the Company, Stock at its Fair Market Value equal to the Option Price of the shares on the date of exercise, (iii) an executed attestation form acceptable to the Company attesting to ownership of Stock at its Fair Market Value equal to the Option Price of the shares on the date of exercise and/or (iv) any other form of payment which is acceptable to the Committee, and specifying the address to which the certificates for the shares are to be mailed. As promptly as practicable after receipt of written notification and payment, the Company shall deliver to the Employee certificates for the number of shares with respect to which the Option has been exercised, issued in the Employee’s name. If shares of Stock are used in payment, the Fair Market Value of the shares of Stock tendered must be less than the Option Price of the shares being purchased, and the difference must be paid by check. Delivery shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have deposited the certificates in the United States mail, addressed to the optionee, at the address specified by the Employee.

Whenever an Option is exercised by exchanging shares of Stock owned by the Employee, the Employee shall deliver to the Company certificates registered in the name of the Employee representing a number of shares of Stock legally and beneficially owned by the Employee, free of all liens, claims, and encumbrances of every kind, accompanied by stock powers duly endorsed in blank by the record holder of the shares represented by the certificates (with signature guaranteed by the Company or a commercial bank or trust company or by a brokerage firm having a membership on a registered national stock exchange). The delivery of certificates upon the exercise of Options is subject to the condition that the person exercising the Option provide the Company with the information the Company might reasonably request pertaining to exercise, sale or other disposition.

5.6 Substitution Options.  Options may be granted under the Plan from time to time in substitution for stock options held by employees of other corporations who are about to become employees of or affiliated with the Company or any Affiliate as the result of a merger or consolidation of the employing corporation with the Company or any Affiliate, or the acquisition by the Company or any Affiliate of the assets of the employing corporation, or the acquisition by the Company or any Affiliate of stock of the employing corporation as the result of which it becomes an Affiliate of the Company.

5.7 No Rights as Stockholder.  No Employee shall have any rights as a shareholder with respect to Stock covered by an Option until the date a stock certificate is issued for the Stock.

5.8 Limitations.  The maximum number of Options which may be awarded under this Article V during the term of the Plan shall be 44,000,000 shares, and the maximum number of Options which may be awarded to any Employee under this Article V during the term of the Plan shall be 44,000,000 shares.

ARTICLE VI

BONUS AWARDS

6.1 Bonus Awards and Eligibility.  The Committee, in its sole discretion, may designate certain Employees of the Company who are eligible to receive a Bonus Award if certain pre-established performance goals are met. In determining which Employees shall be eligible for a Bonus Award, the Committee may, in its discretion, consider the nature of the Employee’s duties, past and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee deems relevant in connection with accomplishing the purposes of the Plan.

6.2 Establishment of Bonus Award.  The Committee shall determine the terms of the Bonus Award, if any, to be made to an Employee for each Performance Period selected by the Committee which shall not be greater than one year. The Committee shall have the discretion to make downward adjustments to Bonus Awards otherwise payable if the performance goals are attained.

6.3 Criteria for Performance Goals.  The Performance Goals shall be selected by the Committee from the Performance Criteria in accordance with Section 162(m) of the Code and regulations issued thereunder.

6.4 Committee Certification.  The Committee must certify in writing that a Performance Goal has been met prior to payment to any Employee of the Bonus Award by issuance of a certificate for Stock or payment in cash. If the Committee certifies the entitlement of an Employee to the performance based Bonus Award, the payment shall be made to the Employee subject to other applicable provisions of the Plan, including but not limited to, all legal requirements and tax withholding.

6.5 Procedures with Respect to Grants to Covered Employees.  This Section 6.5 shall apply to Bonus Awards made to individuals who are classified as Covered Employees. To the extent necessary to comply with the qualified performance-based award requirements of Section 162(m)(4)(C) of the Code, with respect to any Bonus Award that may be granted to one or more Covered Employees, no later than 90 days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (i) designate one or more Covered Employees, (ii) select the Performance Criteria applicable to the Performance Period, (iii) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (iv) specify the relationship between Performance Criteria and the Performance Goals and the amounts to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. No Award or portion thereof that is subject to the satisfaction of any condition shall be considered to be earned or vested until the Committee certifies in writing that the conditions to which the distribution, earning or vesting of such Award is subject have been achieved. The Committee may not increase during a year the amount of a Bonus Award that would otherwise be payable upon satisfaction of the conditions but may reduce or eliminate the payments as provided for in the Award Agreement.

6.6 Payment and Limitations.  Bonus Awards shall be paid on or before the 90th day following both (i) the end of the Performance Period, and (ii) certification by the Committee that the Performance Goals and any other material terms of the Bonus Award and the Plan have been satisfied, or as soon thereafter as is reasonably practicable. The Bonus Award may be paid in Stock, cash, or a combination of Stock and cash, in the sole discretion of the Committee. If paid in whole or in part in Stock, the Stock shall be valued at Fair Market Value as of the date the Committee directs payments to be made in whole or in part in Stock. However, no fractional shares of Stock shall be issued, and the balance due, if any, shall be paid in cash.

The maximum amount which may be paid to any Employee pursuant to one or more Bonus Awards under this Article VI for any single Performance Period shall not exceed $5,000,000; and the maximum amount of any Bonus Awards payable to any one Employee in any calendar year shall not exceed $6,000,000.

ARTICLE VII

RESTRICTED STOCK

7.1 Restricted Stock Awards and Eligibility.  The Committee, in its sole discretion, may grant Restricted Stock Awards to certain Employees of the Company. In determining which Employees shall be eligible for a Restricted Stock Award, the Committee may, in its discretion, consider the nature of the Employee’s duties, past and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee deems relevant in accomplishing the purposes of the Plan. Awards of Restricted Stock shall be subject to such conditions and restrictions as are established by the Committee and set forth in the Award Agreement, including, without limitation, the number of shares of Stock to be issued to the Employee, the consideration for such shares, forfeiture restrictions and forfeiture restriction periods, performance criteria, if any, and other rights with respect to the shares.

7.2 Issuance of Restricted Stock.  Upon the grant of a Restricted Stock Award to an Employee, issuance of the stock (electronically or by physical certificate) shall be made for the benefit of the Employee as soon as administratively practicable, and subject to other applicable provisions of the Plan, including but not limited to, all legal requirements and tax withholding. Any stock certificate evidencing shares of Restricted Stock pending the lapse of restrictions shall bear a legend making appropriate reference to the restrictions imposed. Upon the grant of a Restricted Stock Award, the Employee may be required to provide such further assurance and documents as the Committee may require to enforce the restrictions.

7.3 Voting and Dividend Rights.  The Employee shall have the right to receive dividends during any forfeiture restriction period, to vote the Stock subject thereto and to enjoy all other shareholder rights, except that (i) the Employee shall not be entitled to delivery of the Stock until any forfeiture restriction period shall have expired, (ii) the Company shall retain custody of the Stock during the forfeiture restriction period, and (iii) the Employee may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Stock during any forfeiture restriction period.

7.4 Deferral.  To the extent permissible under the Service Corporation International Executive Deferred Compensation Plan, the Committee may permit an Employee to elect to defer payment of a Restricted Stock Award in accordance with the terms of such plan.

7.5 Transfers of Unrestricted Shares.  Subject to Section 7.4, upon the vesting date of a Restricted Stock Award, such Restricted Stock will be transferred free of all restrictions to an Employee (or his or her legal representative, beneficiaries or heirs).

ARTICLE VIII

STOCK EQUIVALENT UNITS

8.1 Stock Equivalent Units and Eligibility.  The Committee, in its sole discretion, may grant Stock Equivalent Units to certain Employees of the Company. In determining which Employees shall be eligible for an Award of Stock Equivalent Units, the Committee may, in its discretion, consider the nature of the Employee’s duties, past and potential contributions to the success of the Company and its Affiliates, and such other factors as the committee deems relevant in accomplishing the purposes of the Plan. Awards of Stock Equivalent Units shall be subject to such conditions and restrictions as are established by the Committee and set forth in the Award Agreement, including, without limitation, the number of units, performance criteria, if any, and terms of redemption of the Stock Equivalent Units (whether in connection with the termination of employment or otherwise).

8.2 Voting and Dividend Rights.  No Employee shall be entitled to any voting rights or to receive any dividends with respect to any Stock Equivalent Units.

8.3 Redemption of Stock Equivalent Units.  The Committee shall provide in each Award Agreement pertaining to Stock Equivalent Units a procedure for the redemption by the Company of the Stock Equivalent Units.

The amount to be paid in cash to an Employee upon redemption of each Stock Equivalent Unit shall be the Fair Market Value of one share of Stock on the date of redemption.

8.4 Valuation of Stock Equivalent Units.  Each Stock Equivalent Unit shall be initially valued at the Fair Market Value of one share of Stock on the date the Stock Equivalent Unit is granted. The value of each Stock Equivalent Unit shall fluctuate with the daily Fair Market Value of one share of Stock. Payment for redemption of Stock Equivalent Units shall be made to the Employee subject to the other applicable provisions of the Plan, including, but not limited to, all legal requirements and tax withholding.

8.5 Limitations.  The maximum number of Stock Equivalent Units which may be awarded to any Employee under this Article VIII during the term of the Plan shall be 1,000,000 units.

ARTICLE IX

PERFORMANCE GRANTS

9.1 Performance Grants and Eligibility.  The Committee, in its sole discretion, may designate certain Employees of the Company who are eligible to receive a Performance Grant if certain pre-established performance goals are met. In determining which Employees shall be eligible for a Performance Grant, the Committee may, in its discretion, consider the nature of the Employee’s duties, past and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee deems relevant in connection with accomplishing the purposes of the Plan.

9.2 Establishment of Performance Grant.  The Committee shall determine the terms of the Performance Grant, if any, to be made to an Employee for a period in excess of one year designated by the Committee (the “Performance Cycle”). The Committee shall have the discretion to make downward adjustments to Performance Grants otherwise payable if the performance goals are attained.

9.3 Criteria for Performance Goals.  The performance goals shall be pre-established by the Committee in accordance with Section 162(m) of the Code and regulations issued thereunder. Performance goals determined by the Committee may include, but are not limited to, increases in net profits, operating income, Stock price, earnings per share, sales and/or return on equity.

9.4 Committee Certification.  The Committee must certify in writing that a performance goal has been met prior to payment to any Employee of the Performance Grant by issuance of a certificate for Stock or payment in cash. If the Committee certifies the entitlement of an Employee to the performance based Performance Grant, the payment shall be made to the Employee subject to other applicable provisions of the Plan, including but not limited to, all legal requirements and tax withholding.

9.5 Payment and Limitations.  Performance Grants shall be paid on or before the 90th day following both (a) the end of the Performance Cycle, and (b) certification by the Committee that the performance goals and any other material terms of the Performance Grant and the Plan have been satisfied, or as soon thereafter as is reasonably practicable. The Performance Grant may be paid in Stock, cash, or a combination of Stock and cash, in the sole discretion of the Committee. If paid in whole or in part in Stock, the Stock shall be valued at Fair Market Value as of the date the Committee directs payments to be made in whole or in part in Stock. However, no fractional shares of Stock shall be issued, and the balance due, if any, shall be paid in cash.

The maximum amount which may be paid to any Employee pursuant to one or more Performance Grants under this Article IX for any single Performance Cycle shall not exceed $5,000,000.

ARTICLE X

RESTRICTED STOCK UNITS

10.1 Restricted Stock Units and Eligibility.  The Committee, in its sole discretion, may grant Restricted Stock Units to certain Employees of the Company. In determining which Employees shall be eligible for an Award of Restricted Stock Units, the Committee may, in its discretion, consider the nature of the Employee’s duties, past and potential contributions to the success of the Company and its Affiliates, and such other factors as the committee deems relevant in accomplishing the purposes of the Plan. Awards of Restricted Stock Units shall be subject to such conditions and restrictions as are established by the Committee and set forth in the Award Agreement, including, without limitation, the number of units, performance criteria, if any, and terms of redemption of the Restricted Stock Units (whether in connection with the termination of employment or otherwise).

10.2 Voting and Dividend Rights.  No Employee shall be entitled to any voting rights with respect to any share of Stock represented by a Restricted Stock Unit until the date of issuance of such shares. To the extent provided in an Award Agreement, the Employee shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on shares of Stock having a record date prior to the date on which the Restricted Stock Units held by such Employee are settled. Such Dividend Equivalents, if any, shall be paid to the Employee on the payroll date immediately following the scheduled dividend date.

10.3 Settlement of Restricted Stock Units.  The Company shall issue to an Employee on the date on which Restricted Stock Units subject to the Employee’s Award Agreement vest or on which other date determined by the Committee, in its discretion, and set forth in the Award Agreement, one (1) share of Stock (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 4.5) for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes. A Restricted Stock Unit may only be paid in whole Shares. The stock certificate evidencing the shares payable under a Restricted Stock Unit will be issued within an administratively reasonable period after the date on which the Restricted Stock Unit vests so that the payment of shares qualifies for the short-term deferral exception under Section 409A of the Code. Notwithstanding the foregoing, if permitted by the Committee and set forth in the Award Agreement, the Participant may elect in accordance with the terms specified in the Award Agreement to defer receipt of all or any portion of the shares of Stock or other property otherwise issuable to the Employee pursuant to this Section. To the extent permissible under applicable law, the Committee may permit a Participant to defer payment under a Restricted Stock Unit to a date or dates after the Restricted Stock Unit vests, provided that the terms of the Restricted Stock Unit and any deferral satisfy the requirements to avoid imposition of the “additional tax” under Section 409A(a)(1)(B) of the Code.

10.4 Effect of Termination of Service.  Unless otherwise provided in the grant of a Restricted Stock Unit, as set forth in the Award Agreement, if an Employee’s service terminates for any reason, whether voluntary or involuntary, then the Participant shall forfeit to the Company any Restricted Stock Units which remain subject to vesting under the Award Agreement on the date of termination.

10.5 Limitations.  The maximum number of Restricted Stock Units which may be awarded to any Employee under this Article X during the term of the Plan shall be 1,000,000 units.

ARTICLE XI

ADMINISTRATION

The Plan shall be administered by the Committee.  All questions of interpretation and application of the Plan and Awards granted thereunder shall be subject to the determination of the Committee. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members shall be as effective as if it had been made by a majority vote at a meeting properly called and held. The Plan shall be administered in such a manner as to permit the Options granted under it which are designated to be Incentive Options to qualify as Incentive Options. In carrying out its authority under the Plan, the Committee shall have full and final authority and discretion, including but not limited to the following rights, powers and authorities, to:

(a) determine the Employees to whom and the time or times at which Awards will be made,

(b) determine the number of shares and the purchase price of Stock covered in each Award, subject to the terms of the Plan,

(c) determine the terms, provisions and conditions of each Award, which need not be identical,

(d) define the effect, if any, on an Award of the death, Disability, retirement, or termination of employment of the Employee,

(e) subject to Article XII, adopt modifications and amendments to the Plan or any Award Agreement, including, without limitation, any modifications or amendments that are necessary to comply with the laws of the countries in which the Company or its Affiliates operate,

(f) prescribe, amend and rescind rules and regulations relating to administration of the Plan, and

(g) make all other determinations and take all other actions deemed necessary, appropriate, or advisable for the proper administration of the Plan.

The actions of the Committee in exercising all of the rights, powers, and authorities set out in this Article and all other Articles of the Plan, when performed in good faith and in its sole judgment, shall be final, conclusive and binding on all parties.

ARTICLE XII

AMENDMENT OR TERMINATION OF PLAN

The Board of Directors of the Company may amend, terminate or suspend the Plan at any time, in its sole and absolute discretion; provided, however, to the extent required under applicable stock exchange rules or other applicable rules or regulations, no amendment or modification shall be made to the Plan without the approval of the Company’s shareholders; provided further, however, that to the extent required to maintain the status of any Incentive Option under the Code, no amendment that would (i) change the aggregate number of shares of Stock which may be issued under Incentive Options, (ii) change the class of Employees eligible to receive Incentive Options, or (iii) decrease the Option price for Incentive Options below the Fair Market Value of the Stock at the time it is granted, shall be made without the approval of the Company’s shareholders. Subject to the preceding sentence, the Board shall have the power to make any changes in the Plan and in the regulations and administrative provisions under it or in any outstanding Incentive Option as in the opinion of counsel for the Company may be necessary or appropriate from time to time to enable any Incentive Option granted under the Plan to continue to qualify as an incentive stock option or such other stock option as may be defined under the Code so as to receive preferential federal income tax treatment.

ARTICLE XIII

MISCELLANEOUS

13.1 No Establishment of a Trust Fund.  No property shall be set aside nor shall a trust fund of any kind be established to secure the rights of any Employee under the Plan. All Employees shall at all times rely solely upon the general credit of the Company for the payment of any benefit which becomes payable under the Plan.

13.2 No Employment Obligation.  The granting of any Award shall not constitute an employment contract, express or implied, nor impose upon the Company or any Affiliate any obligation to employ or continue to employ any Employee. The right of the Company or any Affiliate to terminate the employment of any person shall not be diminished or affected by reason of the fact that an Award has been granted to him.

13.3 Section 409A.  Except to the extent that Section 7.4 or Section 10.3 applies to an Award, it is the intention of the Company that no Award shall be “deferred compensation” subject to Section 409A of the Code unless and to the extent that the Committee specifically determines otherwise, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any Award may be subject to Section 409A of the Code, the Committee may adopt such amendment to the Plan and the applicable Award agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions that the Committee determines are necessary or appropriate to (i) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) comply with the requirements of Section 409A of the Code.

13.4 Tax Withholding.  The Company or any Affiliate shall be entitled to deduct from other compensation payable to each Employee any sums required by federal, state, or local tax law to be withheld with respect to the grant or exercise of an Option, the cash payment of a Performance Grant, Bonus Award or redemption of a Stock Equivalent Unit, or issuance of Stock in payment of Restricted Stock, Restricted Stock Units, a Performance Grant or a Bonus Award. In the alternative, the Company may require the Employee (or other person exercising the Option or receiving Stock) to pay the sum directly to the employer corporation or, except as the Committee may otherwise provide in an Award, the Employee may satisfy such tax obligations in whole or in part by delivery of Stock, including shares of Stock retained from the Award creating the obligation, valued at Fair Market Value. If the Employee (or other person exercising the Option or receiving the Stock) is required to pay the sum directly, payment in cash or by check of such sums for taxes shall be delivered within 3 business days after (i) the date of exercise, or (ii) notice of the Committee’s decision to pay all or part of a Performance Grant or Bonus Award in Stock, whichever is applicable. The Company shall have no obligation upon exercise of any Option, or notice of the Committee’s decision to pay all or part of the Performance Grant or Bonus Award in Stock, until payment has been received, unless withholding (or offset against a cash payment) as of or prior to the date of exercise or issuance of Stock is sufficient to cover all sums due with respect to that exercise or issuance of Stock. The Company and its Affiliates shall not be obligated to advise an Employee of the existence of the tax or the amount which the employer corporations will be required to withhold.

13.5 Right of Offset.  The Company will have the right to offset against its obligation to deliver shares of Stock (or other property) under the Plan or any Award Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Awards, or amounts repayable to the Company pursuant to tax equalization, housing, automobile or other employee programs) that the Employee then owes to the Company and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement; provided, however, that no such offset shall be permitted if it would constitute an “acceleration” of a payment hereunder within the meaning of Section 409A of the Code. This right of offset shall not be an exclusive remedy and the Company’s election not to exercise the right of offset with respect to any amount payable to an Employee shall not constitute a waiver of this right of offset with respect to any other amount payable to the Participant or any other remedy.

13.6 Prohibition On Deferred Compensation.  It is the intention of the Company that no Award shall be “deferred compensation” subject to Section 409A of the Code unless and to the extent that the Committee specifically determines otherwise, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. The terms and conditions governing any Awards that the Committee determines will be subject to Section 409A of the Code, including any rules for elective or mandatory deferral of the delivery of cash or shares of Stock pursuant thereto, shall be set forth in the applicable Award Agreement, and shall comply in all respects with Section 409A of the Code. Notwithstanding any provision herein to the contrary, any Award issued under the Plan that constitutes a deferral of compensation under a “nonqualified deferred compensation plan” as defined under Section 409A(d)(1) of the Code and is not specifically designated as such by the Committee shall be modified or cancelled to comply with the requirements of Section 409A of the Code, including any rules for elective or mandatory deferral of the delivery of cash or shares pursuant thereto.

13.7 Indemnification of the Committee and the Board of Directors.  With respect to administration of the Plan, the Company shall indemnify each present and future member of the Committee and the Board of Directors, and each member of the Committee and the Board of Directors shall be entitled without further act on his part to indemnity from the Company to the fullest extent allowed under the Texas Business Organizations Code.

13.8 Gender.  If the context requires, words of one gender when used in the Plan shall include the others and words used in the singular or plural shall include the other.

13.9 Headings.  Headings of Articles and Sections are included for convenience of reference only and do not constitute part of the Plan and shall not be used in construing the terms of the Plan.

13.10 Other Compensation Plans.  The adoption of the Plan shall not preclude the Company from establishing any other forms of incentive or other compensation for employees of the Company or any Affiliate.

13.11 Other Awards.  The grant of an Award shall not confer upon the Employee the right to receive any future or other Awards under the Plan, whether or not Awards may be granted to similarly situated Employees, or the right to receive future Awards upon the same terms or conditions as previously granted.

13.12 Governing Law.  The provisions of the Plan shall be construed, administered, and governed under the laws of the State of Texas.

Annex C

SERVICE CORPORATION INTERNATIONAL
AMENDED AND RESTATED DIRECTOR FEE PLAN

1.	PURPOSE

This Service Corporation International Amended and Restated Director Fee Plan (the “Plan”) is hereby established by Service Corporation International (the “Company”) to enable the Company to pay part of the compensation of its directors in shares of the Company’s common stock, par value $1.00 per share (“Stock”).

2.	ELIGIBILITY

Each non-employee director (a “Director”) of the Board of Directors of the Company (the “Board”) shall be eligible for participation in the Plan.

3.	ADMINISTRATION

The Board shall have full power and authority to construe, interpret and administer the Plan. Decisions of the Board shall be final, conclusive and binding on all parties.

4.	DIRECTOR FEE PAYMENTS

4.1. The annual retainer shall be 10,000 shares of Company Stock. Meeting fees for Board and committee meetings payable by the Company to each Director shall be established from time to time by the Board. The annual retainer fees shall be payable to each Director for service as a director from April 1 of any year through March 31 of the following year.

4.2. The annual retainer fee shall be paid on the day of the annual shareholders meeting (the “Payment Date”). The annual retainer fee shall be paid in the form of shares of Stock unless the Director makes a timely deferral election to have such amounts paid in the form of deferred stock units (“Units”). Each payment of Stock or Units will be fully vested. Prior to December 31 of the calendar year immediately preceding the applicable April 1 — March 31 annual retainer period, each Director shall elect (the “Annual Election”) to have such payment of annual retainer fees made in shares of Stock or Units. Failure to elect a deferral of the annual retainer fees by a Director in any year shall result in the annual retainer fees being paid in shares of Stock in such year.

4.3. If a Director elects to receive payment of annual retainer fees in Units, an account or accounts (a “Director’s Unit Account”) will be established with the Company in the name of such director. Such Director’s Unit Account will be credited with the hypothetical number of Units. As of each of the Company’s cash dividend payment dates, each Director’s Unit Account shall be credited with the whole number of shares of Stock (rounded up) that could be purchased, based on the Fair Market Value of the Stock on the record date for such cash dividend, with an amount equal to the cash dividends that would be payable on the number of shares of Stock that equals the number of Units in the Director’s Unit Account. The number of Units in a Director’s Unit Account shall also be adjusted by the Board in its sole discretion to recognize the effect that otherwise would result from any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, merger, consolidation, spin-off, reorganization, partial or complete liquidation or any other corporate transaction or event having an effect similar to any of the foregoing. “Fair Market Value” on any date shall mean the average of the high and low sale prices of the Stock on the principal securities exchange on which the Stock is listed, or if not so listed, on the principal securities market on which the Stock is traded.

5.	DISTRIBUTION

5.1. Distribution of a Director’s Unit Account to a Director is intended to begin after termination of service as a director, whether through retirement or otherwise, unless a Director has indicated in such Director’s Annual Election a specified date for such distribution to occur. If a Director has selected the distribution of the Director’s Unit Account to begin after termination of service as a director, distributions shall commence on June 15 following a Director’s termination of service, unless such distribution is required to be delayed under IRC 409A, in which case such distribution shall commence at the time this statutory delay has expired.

5.2. In each Annual Election, a Director shall elect the manner of distributions from the Director’s Unit Account for that Annual Election, which election shall be either (a) in a single lump sum payment or (b) in approximately equal annual installments over a period of 10 years. A failure to timely make such election shall result in a single lump sum payment with respect to that Annual Election.

5.3. Distributions from a Director’s Unit Account shall be made in whole shares of Stock based on the number of shares equal to the whole number of Units credited to the Director’s Unit Account. No fractional shares shall be distributed and any account balance remaining after a distribution of Stock shall be paid in cash.

5.4. Distributions from a Director’s Unit Account shall be made in accordance with the Director’s Annual Elections (provided, however, that solely with respect to amounts credited to a Director’s Unit Account as of December 31, 2004 (plus earnings thereon), the Board may determine that distributions should be made at different times or in a different manner). A Director may request that the time or manner of distribution selected in previously executed Annual Elections be changed. Solely with respect to amounts credited to a Director’s Unit Account as of December 31, 2004 (plus earnings thereon), any such request must be submitted to the Board no later than December 31 of the year prior to the year in which the change in the time or manner of distribution is to be made, must set forth the reason for such change, and is subject to approval by the Board in its sole and absolute discretion. With respect to all amounts credited to a Director’s Unit Account on/after January 1, 2005, any request by a Director to change the time/manner of such previously selected distribution must comply with the following:

(i) such election may not take effect until at least twelve (12) months after the date on which this election is made;

(ii) the distribution must be deferred for at least five (5) years from the date the distribution otherwise would have been paid; and

(iii) such election may not be made less than twelve (12) months before the date the distribution is otherwise scheduled to be paid.

6.	RIGHTS AS A STOCKHOLDER

A Director shall not be deemed for any purpose to be, or have any rights as, a stockholder of the Company with respect to any Stock issued under this Plan until such Director shall have become the holder of record of such Stock.

7.	CONTINUATION OF DIRECTORS IN SAME STATUS

Nothing in this Plan shall be construed as creating or constituting evidence of any agreement or understanding, express or implied, that a Director will have any right to continue as a Director or in any other capacity for any period of time or receive a particular fee or other compensation for services as a Director or otherwise.

8.	SHARES SUBJECT TO THE PLAN

8.1. Subject to adjustment as provided in Section 8.2 hereof, the aggregate number of shares of Stock which may be issued or deferred under the Plan shall not exceed 1,700,000 shares. Shares of Stock to be issued under the Plan may be authorized but unissued Stock or Stock from issued shares of Stock reacquired by the Company and held in treasury.

8.2. The Board may make or provide for such adjustments in the maximum number of shares of Stock specified in Section 8.1 hereof or such other adjustments as the Board in its sole discretion may determine are appropriate to recognize the effect that otherwise would result from any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, merger, consolidation, spin-off, reorganization, partial or complete liquidation or any other corporate transaction or event having an effect similar to any of the foregoing.

9.	TERMINATION AND AMENDMENTS

The Board of Directors may terminate the Plan at any time or from time to time amend the Plan; provided, however, that in no event shall amounts become distributable under the Plan except as set forth in each Director’s Annual Election Form or until the Director terminates his services as a director.

10.	COMPLIANCE WITH APPLICABLE LEGAL REQUIREMENTS

No certificate for shares of Stock distributable pursuant to the Plan shall be issued and delivered unless the issuance of such certificate complies with all applicable legal requirements, including, without limitation, compliance with the provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the requirements of the exchanges on which the Stock may, at the time, be listed.

11.	TERM OF THE PLAN

The Plan shall be effective as of the date it is approved by the stockholders. This Plan shall remain in effect until terminated by action of the Board or the stockholders of the Company.

12.	RULE 16B-3 COMPLIANCE

It is the intention of the Company that all transactions under the Plan be exempt from liability imposed by Section 16(b) of the Securities Exchange Act of 1934, as amended. Therefore, if any transaction under this Plan is found not to be in compliance with an exemption from such Section 16(b), then the provision of the Plan governing such transaction shall be deemed amended so that the transaction does comply and is so exempt, to the extent permitted by law and deemed advisable by the Board, and in all events the Plan shall be construed in favor of meeting the requirements of an exemption.

Adoption:

Board of Directors Meeting held February 9, 2011.
Approved by Shareholders on May 11, 2011.

Service Corporation International
1929 Allen Parkway
P.O. Box 130548
Houston, Texas 77219-0548

SERVICE CORPORATION INTERNATIONAL ATTN: INVESTOR RELATIONS 1929 ALLEN PARKWAY HOUSTON, TX 77019	VOTE BY INTERNET - www.proxyvote.com
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		For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
		All	All	Except
The Board of Directors recommends you vote
FOR the following:		☐	☐	☐

1.	Election of Directors
Nominees

01	Thomas L. Ryan	02	Malcolm Gillis	03	Clifton H. Morris, Jr.	04	W. Blair Waltrip

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.			For	Against	Abstain

2	Approval of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2011.		☐	☐	☐

3	To approve the Amended and Restated Incentive Plan.		☐	☐	☐

4	To approve the Amended and Restated Director Fee Plan.		☐	☐	☐

5	To approve, by advisory vote,named executive officer compensation.		☐	☐	☐

		3 years	2 years	1 year	Abstain

6	Vote on frequency of advisory vote to approve named executive officer compensation.	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com.

SERVICE CORPORATION INTERNATIONAL
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
For The Annual Meeting of Shareholders May 11, 2011
The undersigned hereby appoints Thomas L. Ryan, Gregory T. Sangalis and Eric D. Tanzberger, and each or any of them as attorneys, agents and proxies of the undersigned with full power of substitution, for and in the name, place and stead of the undersigned, to attend the annual meeting of shareholders of Service Corporation International (the “Company”) to be held in the York Distributors Association Auditorium, American Funeral Service Training Center, 415 Barren Springs Drive, Houston, Texas 77090 on Wednesday, May 11, 2011, at 9:00 a.m., Houston time, and any adjournment(s) thereof, and to vote thereat the number of shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present as indicated on the reverse side hereof and, in their discretion, upon any other business which may properly come before said meeting. This proxy, when properly executed, will be voted in accordance with your indicated directions. If no direction is made, this proxy will be voted FOR the election of directors, FOR approval of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm, FOR approval of the Amended and Restated Incentive Plan, FOR approval of the Amended and Restated Director Fee Plan, and FOR approval by advisory vote of named executive officer compensation.
Continued and to be signed on reverse side